UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-l2

Zynerba Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY SUBJECT TO COMPLETION DATED APRIL 21, 2023
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Zynerba Pharmaceuticals, Inc. intends to release definitive copies of this Proxy Statement to security holders on or about       , 2023.
ZYNERBA PHARMACEUTICALS, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2023
April 21, 2023
The 2023 Annual Meeting of Stockholders of Zynerba Pharmaceuticals, Inc. (the “Annual Meeting”) will be held via webcast on Tuesday, June 13, 2023 at 8:00 a.m. Eastern Daylight Time, for the following purposes:
1.
To elect seven nominees named in this Proxy Statement as directors, each to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.
To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023, the implementation and timing of which shall be subject to the discretion of our Board of Directors;

3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.
To approve, on an advisory basis, the compensation of our named executive officers;

5.
To approve the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan;

6.
To approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance and sale of 20% or more of our common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC pursuant to which Lincoln Park Capital Fund, LLC has agreed to purchase from us, from time to time, up to $20,000,000 of shares of our common stock;

7.
To approve the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve Proposal 2; and

8.
To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of Zynerba Pharmaceuticals, Inc. common stock at the close of business on April 17, 2023 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
You are cordially invited to attend our Annual Meeting via webcast on Tuesday, June 13, 2023 at 8:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. This means that you will be able to participate in the Annual Meeting, ask questions and vote during the Annual Meeting via live webcast by visiting https://web.lumiagm.com/236626312, password: zyne2023. There will be no impact on stockholders’ ability to provide their proxy by using the Internet, telephone or by completing, signing, dating and returning the proxy card or voting instruction card, each as explained below under the heading “Voting Methods.” Please retain your control number, which can be found on your notice of the Annual Meeting, on your proxy card or on the instructions that accompanied your proxy materials as such control number will be necessary to facilitate your participation in our virtual meeting. As always, we encourage you to vote your shares prior to the meeting.
By Order of the Board of Directors

Armando Anido
Chief Executive Officer and Chairman of the Board of Directors
April 21, 2023
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:   Our Annual Report and Proxy Statement are available at http://www.astproxyportal.com/ast/20275/.
Your vote is important.   Please vote as promptly as possible electronically via the phone or Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

2023 PROXY STATEMENT SUMMARY	i
RECENT CORPORATE HIGHLIGHTS	iii
GENERAL INFORMATION	1
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	5
DIRECTOR COMPENSATION	20
EXECUTIVE COMPENSATION	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
INDEPENDENT AUDITORS AND RELATED FEES	33
REPORT OF THE AUDIT COMMITTEE	33
PROPOSALS TO BE VOTED ON	35
PROPOSAL ONE: ELECTION OF DIRECTORS	35
PROPOSAL TWO: APPROVAL OF AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-50, AT ANY TIME PRIOR TO NOVEMBER 1, 2023, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS	36
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
PROPOSAL FOUR: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	44
PROPOSAL FIVE: APPROVE THE ZYNERBA PHARMACEUTICALS, INC. 2023 STOCK OPTION AND INCENTIVE PLAN	45
PROPOSAL SIX: APPROVE, FOR PURPOSES OF COMPLYING WITH APPLICABLE NASDAQ LISTING RULES, THE POTENTIAL ISSUANCE AND SALE OF 20% OR MORE OF THE COMPANY’S COMMON STOCK IN CONNECTION WITH A PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC	51
PROPOSAL SEVEN: APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO APPROVE PROPOSAL 2	53
OTHER MATTERS	54
PROXY SOLICITATION	54
STOCKHOLDER PROPOSALS AND NOMINEES FOR THE 2024 ANNUAL MEETING	54
APPENDIX A	A-1
APPENDIX B	B-1
APPENDIX C	C-1

2023 PROXY STATEMENT SUMMARY
Here are highlights of important information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS
Date:	June 13, 2023
Time:	8:00 a.m. Eastern Daylight Time
Location:	The meeting can be accessed by visiting https://web.lumiagm.com/236626312, where you will be able to attend the meeting live via webcast, submit questions and vote online. There will be no physical location for stockholders to attend.
Record Date:	April 17, 2023
Number of Common Shares Eligible to Vote as of the Record Date:
VOTING MATTERS
		Board Recommendation	Page Reference (for more detail)
Proposal 1:	Elect Seven Directors	☒ FOR EACH NOMINEE	35
Proposal 2:	Approve an amendment to our Charter to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023, the implementation and timing of which shall be subject to the discretion of our Board of Directors	☒ FOR	36
Proposal 3:	Ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the 2023 Fiscal Year	☒ FOR	43
Proposal 4:	Approve, on an advisory basis, the compensation of our named executive officers	☒ FOR	44
Proposal 5:	Approve the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan	☒ FOR	45
Proposal 6:	Approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance and sale of 20% or more of the Company’s common stock in connection with a Purchase Agreement with Lincoln Park Capital Fund, LLC	☒ FOR	51

i

2023 PROXY STATEMENT SUMMARY (continued)
		Board Recommendation	Page Reference (for more detail)
Proposal 7:	Approve the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve Proposal 2	☒ FOR	53
OUR DIRECTOR NOMINEES
You are being asked to vote on these seven directors. All directors are currently elected annually by a plurality of the shares present in person (virtually) or by proxy and entitled to vote on the election. Detailed information about each director’s background and areas of expertise can be found beginning on page 6.
				Committee Membership
Name	Age	Director Since	Principal Occupation	AC	CC	NCGC
Armando Anido	65	2014	Chairman & Chief Executive Officer of Zynerba Pharmaceuticals, Inc.
John P. Butler	58	2018	President and Chief Executive Officer of Akebia Therapeutics, Inc.
Warren D. Cooper, MB, BS, BSc, MFPM†	70	2015	Chief Medical Officer of Healthcare Royalty
William J. Federici	63	2015	Retired Senior Vice President and Chief Financial Officer of West Pharmaceutical Services, Inc.
Daniel L. Kisner, MD	76	2015	Independent Consultant
Kenneth I. Moch	68	2015	President of Euclidean Life Science Advisors, LLC
Pamela Stephenson	55	2019	Independent Consultant

AC
Audit Committee

CC
Compensation Committee

NCGC
Nominating and Corporate Governance Committee

 /
Committee Member

 /
Chair of the Committee

†
Lead Independent Director

ii

2023 PROXY STATEMENT SUMMARY (continued)
CORPORATE GOVERNANCE SUMMARY FACTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:
Size of Board (set by the Board)	7
Number of Independent Directors	6
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Annual Director Elections	Yes
Voting Standard for Election of Directors	Plurality(1)
Diversity of Board background, experience and skills	Yes

(1)
“Plurality” means a plurality of the shares present in person or by proxy and entitled to vote on the election.

RECENT CORPORATE HIGHLIGHTS
•
In June 2022, we announced positive top line results from the exploratory, open label Phase 2 INSPIRE (Assessing the Impact of Zygel [Transdermal CBD Gel] on Pediatric Behavioral and Emotional Symptoms of 22q11.2 Deletion Syndrome) trial.

•
In July 2022, we announced that we entered into an equity purchase agreement for up to $20 million with Lincoln Park Capital Fund, LLC (“Lincoln Park Capital”). Under the terms of the agreement, the Company has the right, but not the obligation, to sell to Lincoln Park Capital up to $20 million worth of shares of its common stock over the 36-month term of the agreement.

•
In October 2022, we announced that we received a new patent titled “Treatment of Fragile X Syndrome With Cannabidiol,” which expires in 2038. This new patent is part of the Company’s desire to expand the international intellectual property portfolio covering Zygel.

•
In November 2022, we announced that we received a new patent titled “Treatment of 22q11.2 Deletion Syndrome With Cannabidiol,” which expires in 2040. This new patent is part of the Company’s desire to expand the international intellectual property portfolio covering Zygel.

•
In November 2022, the European Commission granted orphan drug designation to cannabidiol, the active ingredient in Zygel, for the treatment of 22q. This designation provides certain benefits to the Company, including 10-year European Union market exclusivity upon regulatory approval, if received, reductions in European Medicines Agency application fees, and access to protocol assistance.

•
In December 2022, we announced that the Company is revising its target for announcing topline results from the pivotal Phase 3 RECONNECT trial of Zygel in FXS. The Company now expects topline results in the first half of 2024, rather than the second half of 2023.

•
Based on the positive Phase 2 INSPIRE trial data announced in June 2022, we held an initial meeting with the U.S. Food and Drug Administration in the fourth quarter of 2022 to obtain feedback on the Phase 2 data and regulatory pathway for Zygel in patients with 22q. We expect to continue our productive dialogue with the FDA on this topic and arrive at an acceptable trial design by the end of 2023. We currently plan to initiate a Phase 3 program in children and adolescents with 22q following topline results from RECONNECT.

iii

PRELIMINARY COPY SUBJECT TO COMPLETION DATED APRIL 21, 2023
ZYNERBA PHARMACEUTICALS, INC.
80 W. Lancaster Avenue, Suite 300
Devon, PA 19333

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2023

This Proxy Statement, along with a proxy card,
is being made available to our stockholders on or about April 21, 2023
GENERAL INFORMATION
We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (our “Board” or the “Board of Directors”) of Zynerba Pharmaceuticals, Inc. of proxies to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via webcast on Tuesday, June 13, 2023 at 8:00 a.m. Eastern Daylight Time and any adjournments or postponements thereof. References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Zynerba Pharmaceuticals, Inc.
The Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. This means that you will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting https://web.lumiagm.com/236626312, Password zyne2023. Any change to the date or location of the meeting will be announced via press release, a copy of which will be available on EDGAR and on our website at www.zynerba.com. Stockholders may provide their proxy by using the Internet, telephone or by completing, signing, dating and returning the proxy card or voting instruction card, each as explained below under the heading “Voting Methods.” Please retain your control number, which can be found on your notice of the Annual Meeting, on your proxy card or on the instructions that accompanied your proxy materials as such control number will be necessary to facilitate your participation in our virtual meeting. As always, we encourage you to vote your shares prior to the meeting.
Stockholders Entitled to Vote
Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on April 17, 2023 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting. As of the Record Date,      shares of our common stock were issued and outstanding. Each share is entitled to one vote on each matter properly brought to the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for virtual examination by any stockholder for a purpose related to the Annual Meeting by contacting our Corporate Secretary, Albert P. Parker, for a period of at least 10 days preceding the date of the Annual Meeting.
Quorum
The presence, in person (virtually) or by proxy, of the holders of forty-five percent (45%) of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, or      shares, is necessary

GENERAL INFORMATION (continued)
to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, “broker non-votes,” and votes withheld will each be counted as present for purposes of determining the presence of a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Annual Meeting and vote online.
The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.
Stockholders of Record
You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by the Company or to vote online at the Annual Meeting. If you are a stockholder of record of your shares, and you do not vote by proxy card, by telephone, via the Internet or while virtually attending the Annual Meeting, your shares will not be voted at the Annual Meeting.
Shares Held in Street Name
You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker, trust or other similar organization, and that organization is considered the stockholder of record. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your bank, broker, trustee, or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote, which is referred to herein as a broker non-vote, as further described below under the heading “Broker Non-Votes.”
Please note that if your shares are held of record by a broker, bank, trustee or other nominee, you may not attend the Annual Meeting online nor vote your shares online at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or other nominee reflecting the number of shares of Company common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; or (2) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Time on June 6, 2023.
Broker Non-Votes
Broker non-votes are shares held by brokers, banks, trustees or other nominees who are present in person (virtually) or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or other nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The routine matters to be considered at the Annual Meeting include the (i) amendment to our Charter to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023, the implementation and timing of which shall be subject to the discretion of our Board of Directors; (ii) ratification of the appointment of the Company’s independent registered public accounting firm; and (iii) approval of adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve Proposal 2. The proposals for the (i) election of our director nominees; (ii) non-binding advisory vote on our executive compensation (“say-on-pay”); (iii) approval of the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan; and (iv) approval, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance and sale of 20% or more of the Company’s common stock in connection with a Purchase Agreement with Lincoln Park Capital Fund, LLC are all considered to be non-routine matters. As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on non-routine matters, your shares will not be voted on any non-routine proposal.

GENERAL INFORMATION (continued)
Voting Matters
Proposal	Votes Required	Treatment of Votes Withheld, Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 – Election of Seven Directors	Plurality of shares present in person (virtually) or by proxy and entitled to vote on the election.	Votes withheld and broker non-votes have no effect.	No
Proposal 2 – Approve an amendment to our Charter to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023, the implementation and timing of which shall be subject to the discretion of our Board of Directors	Majority of the outstanding shares entitled to vote.	Abstentions and broker non-votes will have the effect of votes against.	Yes
Proposal 3 – Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the 2023 Fiscal Year	Majority of shares present in person (virtually) or represented by proxy and entitled to vote on the proposal.	Abstentions will have the effect of votes against. Broker non-votes will have no effect.	Yes
Proposal 4 – Approval, on a non-binding advisory basis, of the compensation of our named executive officers	Majority of shares present in person (virtually) or represented by proxy and entitled to vote on the proposal.	Abstentions will have the effect of votes against. Broker non-votes will have no effect.	No
Proposal 5 – Approval of Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan	Majority of shares present in person (virtually) or represented by proxy and entitled to vote on the proposal.	Abstentions will have the effect of votes against. Broker non-votes will have no effect.	No
Proposal 6 – Approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance and sale of 20% or more of the Company’s common stock in connection with a Purchase Agreement with Lincoln Park Capital Fund, LLC	Majority of shares present in person (virtually) or represented by proxy and entitled to vote on the proposal.	Abstentions will have the effect of votes against. Broker non-votes will have no effect.	No
Proposal 7 – Approve an adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve Proposal 2	Majority of shares present in person (virtually) or represented by proxy and entitled to vote on the proposal.	Abstentions will have the effect of votes against. Broker non-votes will have no effect.	Yes
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of Proposals 1 through 7.

GENERAL INFORMATION (continued)
We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have discretion to vote on those matters for you.
Voting Methods
You may vote online while virtually attending the Annual Meeting or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.voteproxy.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-776-9437.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.
If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting; (ii) by voting again via the Internet or by telephone at a later time; (iii) by executing and delivering to the Corporate Secretary of the Company a proxy dated as of a later date than a previously executed and delivered proxy; or (iv) by virtually attending the Annual Meeting and voting online during the meeting. Attendance at the Annual Meeting will not, without further action, revoke a proxy.
If your shares are held by a broker, bank, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting online.
We pay the costs of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
The following sets forth information regarding our directors and executive officers as of April 21, 2023:
			Committee Membership
Name, Age	Age	Position	AC	CC	NCGC
Armando Anido	65	Chairman of the Board and CEO
Terri B. Sebree	65	President
James E. Fickenscher	59	CFO and VP, Corporate Development
Albert P. Parker	57	Chief Legal Officer and Corporate Secretary
Brian Rosenberger	54	VP, Commercial and Business Development
John P. Butler	58	Director
Warren D. Cooper, MB, BS, BSc, MFPM†	70	Director
William J. Federici	63	Director
Daniel L. Kisner, MD	76	Director
Kenneth I. Moch	68	Director
Pamela Stephenson	55	Director

AC
Audit Committee

CC
Compensation Committee

NCGC
Nominating and Corporate Governance Committee

 /
Committee Member

 /
Chair of the Committee

†
Lead Independent Director

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
ARMANDO ANIDO
Age: 65 Chairman and Chief Executive Officer Since: 2014	Committee Memberships: N/A	Other Public Directorships: Altamira Therapeutics Ltd.; SCYNEXIS, Inc.
Armando Anido has served as chairman of our Board and as our chief executive officer since October 2014. Prior to joining our company, Mr. Anido served as our business consultant from May 2014 to October 2014. Mr. Anido has more than 40 years of executive, operational and commercial leadership experience in the pharmaceutical industry. Mr. Anido served as chief executive officer and as a director of NuPathe, Inc. (“NuPathe”), a publicly-traded specialty pharmaceutical company, from July 2012 through March 2014, during which time he led the company through U.S. Food and Drug Administration (“FDA”) approval of its lead product Zecuity®, a transdermal patch for migraines. Prior to joining NuPathe, Mr. Anido served as chief executive officer and president and as a director of Auxilium Pharmaceuticals, Inc. (“Auxilium”), a specialty pharmaceutical company, from July 2006 through December 2011, where he led the company in its commercialization of its lead product, Testim®, a testosterone gel. Additionally, Mr. Anido led the company through the FDA approval and commercialization of Xiaflex®, an injectable collagenase for Dupuytren’s Contracture. Mr. Anido currently serves as a director of Altamira Therapeutics (formerly Auris Medical), a pharmaceutical company, and has held such position since April 2016, and as a director of Scynexis, Inc. a pharmaceutical company, and has held such position since January 2019. He formerly served as a director of Aviragen Therapeutics, a pharmaceutical company, from October 2015 to March 2018, Respira Therapeutics, Inc., a pharmaceutical company, from May 2012 through September 2014, and Adolor Corporation, a pharmaceutical company, from September 2003 through December 2011. Mr. Anido holds a B.S. in Pharmacy and an MBA, both from West Virginia University.
Skills and Qualifications: With more than 40 years of experience in the pharmaceutical industry, Mr. Anido brings valuable executive, operational and commercial expertise to our Board.
TERRI B. SEBREE
Age: 65 President Officer Since: 2014	Other Public Directorships: None
Terri B. Sebree has served as our president since October 2014, and served as our treasurer from October 2014 to December 2014. Prior to joining our Company, Ms. Sebree served as our business consultant from May 2014 to October 2014. Ms. Sebree has more than 35 years of executive, development and operational experience in the pharmaceutical industry, particularly in central nervous system product development. Ms. Sebree founded and served as president of NuPathe, a specialty pharmaceutical company, from February 2005 until April 2014, where she led the effort to develop, achieve regulatory approval for and complete manufacturing of the company’s lead product, Zecuity, a transdermal patch for migraines. Prior to founding NuPathe, Ms. Sebree served as senior vice president, development of Auxilium, a specialty pharmaceutical company, where she led the development and approval program of Testim, a testosterone gel. Prior to joining Auxilium, Ms. Sebree served as executive vice president, U.S. Operations at IBAH, Inc., a contract research organization. Prior to that, Ms. Sebree served in a variety of management roles with Abbott Laboratories Inc., a global healthcare company, for over nine years. Ms. Sebree currently serves on the board of directors of Serodus ASA, a private Scandinavian pharmaceutical company. Ms. Sebree holds a B.S. from Texas A&M University.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
JAMES E. FICKENSCHER
Age: 59 CFO and VP, Corporate Development Officer Since: 2016	Other Public Directorships: None
James E. Fickenscher has served as our chief financial officer, vice president corporate development since September 2016. Mr. Fickenscher has more than 35 years of financial, business development and executive leadership experience in the pharmaceutical industry. Prior to joining our Company, he served as the senior vice president, chief financial officer of Antares Pharma, Inc., a specialty pharmaceutical company, from November 2014 to September 2016. Previously, Mr. Fickenscher served as chief financial officer of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2005 until August 2014. From January 2000 until April 2004, Mr. Fickenscher served as senior vice president chief financial officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi S.A. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as vice president, business development and strategic planning and, from that time until 2000, also held the positions of general manager, Japan and vice president & general manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C, he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi S.A., in its Collegeville, PA and Paris, France offices and at Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.
ALBERT P. PARKER
Age: 57 Chief Legal Officer and Corporate Secretary Officer Since: 2022	Other Public Directorships: None
Albert P. Parker has served as our Chief Legal Officer since February 2022. Mr. Parker is an accomplished business and legal executive with more than 25 years of experience in highly regulated industries, including pharmaceuticals, biotech, and medical diagnostics. He has developed deep operating and legal expertise in various C-suite roles for publicly traded healthcare companies and has a proven track record of successfully managing corporate operations and leading legal and compliance teams on a global scale. Prior to Zynerba, Mr. Parker served as Chief Operating Officer and Corporate Secretary for Oncocyte Corporation, a Nasdaq-listed molecular diagnostics company where he led significant M&A and other transactions and had overall P&L responsibility for corporate and lab operations and G&A departments including Legal, HR, IT, and Facilities. Additional roles over the course of his career include Executive VP, General Counsel and Corporate Secretary for Sunovion, a multinational pharma company, and Senior VP & Global Chief Counsel for Wyeth, a Fortune 100 biopharmaceutical company. A former partner at an AmLaw 250 law firm and founder of a healthcare boutique, Mr. Parker received his J.D. from the University of Pennsylvania Law School, and his B.A. in Economics from Penn State University.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
BRIAN ROSENBERGER
Age: 54 VP, Commercial and Business Development Officer Since: 2017	Other Public Directorships: None
Brian Rosenberger has served as our vice president, commercial and business development, since January 2017. Over his career in the pharmaceutical industry, Mr. Rosenberger has held several leadership roles in marketing, sales, business development analytics and alliance management. Prior to joining our Company, he was vice president, alliance & strategic portfolio management at Cipher Pharmaceuticals, a publicly-traded, Canadian-based dermatology company, from May 2015 to January 2017, where he managed the company’s global portfolio. From 2008 to April 2015, Mr. Rosenberger also held various roles of increasing responsibility at Auxilium Pharmaceuticals, a specialty biopharmaceutical company. In his last role as executive director, corporate development & licensing and alliance management he participated in several transformational M&A, licensing and co-promotion deals through and including Endo International’s acquisition of Auxilium in January 2015. Prior to joining Auxilium, Mr. Rosenberger held sales managerial positions at Neurocrine Biosciences during the initial commercial build-out of the organization and spent over a decade at GlaxoSmithKline in various U.S. and global commercial roles within specialty markets. Mr. Rosenberger received a B.A. double major in Political Science/Policy and Management Studies from Dickinson College in Carlisle, PA.
JOHN P. BUTLER
Age: 58 Board Member Since: 2018	Committee Memberships: Compensation Committee, Member; Nominating and Governance Committee, Member	Other Public Directorships: Akebia Therapeutics, Inc.
John P. Butler has served as a member of our Board since April 2018. Mr. Butler has served as the president and chief executive officer and member of the board of directors of Akebia Therapeutics, Inc., a biopharmaceutical company, since September 2013 and July 2013, respectively where he has led the company through its initial public offering, multiple strategic partnering transactions, including its merger with Keryx Biopharmaceuticals, Inc. Previously Mr. Butler served as the chief executive officer of Inspiration Biopharmaceuticals, Inc., where he led the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 1997 to 2011, Mr. Butler held various positions of increasing strategic importance at Genzyme Corporation, a biopharmaceutical company, most recently serving as president of the company’s rare genetic diseases business. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen and Hoffmann-La Roche. He was a member of the board of directors of Relypsa, Inc. from September 2013 to September 2016, and chairman of the board of directors of Keryx Biopharmaceuticals, Inc., a commercial stage company developing innovative products for people with renal disease, from December 2015 to September 2017. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. degree from Baruch College, City University of New York.
Skills and Qualifications: Mr. Butler brings significant operational and commercial experience in the biotechnology sector to our Board, including the development and commercialization of products for the treatment of rare and near rare diseases.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
WARREN D. COOPER, MB, BS, BSC, MFPM
Age: 70 Board Member Since: 2015	Committee Memberships: Audit Committee, Member; Nominating and Corporate Governance Committee, Member	Other Public Directorships: None
Warren D. Cooper, MB, BS, BSc, MFPM has served as a member of our Board since August 2015. Dr. Cooper is a U.K.-trained physician with more than 40 years of experience in the global pharmaceutical industry. Since January 2017, Dr. Cooper has served as chief medical officer of Healthcare Royalty, a healthcare investment firm. Prior to joining Healthcare Royalty in January 2017, Dr. Cooper served as the president of Coalescence Inc., a healthcare and pharmaceutical development consultancy, where he held various positions since 1999. Dr. Cooper was the chief executive officer of Prism Pharmaceuticals, Inc., a venture-backed, specialty pharmaceutical company that he led from inception in September 2004 until the sale of the company to Baxter International in May 2011. His career in the pharmaceutical industry began with Merck, Sharp and Dohme and spanned 12 years, initially as a clinical research physician in the United Kingdom, then as head of European and, subsequently, Worldwide Clinical Research Operations for Merck Research Laboratories across all therapeutic areas. Moving to AstraMerck (now AstraZeneca PLC, or “AstraZeneca”), in a broad clinical development role, he eventually led that company’s cardiovascular business division, a role with full business lifecycle leadership from in-licensing through development, to P&L responsibility for sales and marketing. Dr. Cooper is a member of the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the United Kingdom. He has previously served on the boards of directors of Nutrition 21, Inc., Nuron Biotech Inc., Cardiorentis AG and the World Affairs Council of Philadelphia. Dr. Cooper holds a B.Sc. in Physiology, an M.B. and a B.S., each from the London Hospital, University of London.
Skills and Qualifications: With more than 40 years of experience in the global pharmaceutical industry, Dr. Cooper brings valuable expertise in pharmaceutical company leadership and clinical pharmaceutical research to our Board.
WILLIAM J. FEDERICI
Age: 63 Board Member Since: 2015	Committee Memberships: Audit Committee, Chair	Other Public Directorships: Stevanato Group S.P.A.
William J. Federici has served as a member of our Board since August 2015. Mr. Federici served as senior vice president and chief financial officer of West Pharmaceutical Services, Inc., a publicly traded global pharmaceutical technology company, from August 2003 until June 2018. Since 2021, Mr. Federici has served as a member of the board of directors and audit committee chair of Stevanato Group S.P.A., a NYSE-listed, public global provider of drug containment, drug delivery and diagnostic solutions to the biotechnology and life sciences industries. From June 2002 until August 2003, he was national industry director for Pharmaceuticals of KPMG LLP, and prior thereto, he was an audit partner with Arthur Andersen, LLP. Mr. Federici holds a B.A. in Economics and an M.B.A. in Professional Accounting from Rutgers University and is a Certified Public Accountant.
Skills and Qualifications: With his leadership experience in the global pharmaceutical and accounting industries, Mr. Federici brings valuable expertise in financial and audit-related matters to our Board.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
DANIEL L. KISNER, MD
Age: 76 Board Member Since: 2015	Committee Memberships: Compensation Committee, Chair	Other Public Directorships: Dynavax Technologies Corporation; Oncternal Therapeutics; and Histogen Inc.
Daniel L, Kisner, MD has served as a member of our Board since August 2015. Dr. Kisner has served as an independent consultant to the pharmaceutical/biotech industry since 2011. From 2003 until 2011 he served as a venture partner/partner at Aberdare Ventures, a venture firm with a focus on investing in healthcare technology companies. Prior to that he was president and chief executive officer of Caliper Technologies Corp. (“Caliper”) from 1999 until 2003, and served as chairman of Caliper until 2008. He led Caliper from a startup dealing with microfluidic lab-on-a-chip technology to a publicly traded commercial company. From 1991 until 1999, he served as chief operating officer and president of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Prior thereto, Dr. Kisner was division vice president of Pharmaceutical Development at Abbott Laboratories and vice president of Clinical Research at SmithKline Beckman Laboratories. In addition, he previously held a tenured position at the University of Texas School of Medicine at San Antonio and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner served on the board of directors of Tekmira Pharmaceuticals from 2010 until March 2015 and Lpath Inc. from July 2012 until December 2016, and he currently serves on the boards of directors of Dynavax Technologies Corporation chairing the nominating and governance committee, Oncternal Therapeutics (audit and compensation committee) and Histogen Inc. (compensation committee). Dr. Kisner holds a B.A. degree from Rutgers University and an M.D. from Georgetown University.
Skills and Qualifications: With more than 30 years of healthcare technology experience, Dr. Kisner brings valuable expertise in healthcare technology company leadership and investing, including prior experience in growing a research-stage company to a commercially successful, publicly-traded company, to our Board.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
KENNETH I. MOCH
Age: 68 Board Member Since: 2015	Committee Memberships: Audit Committee, Member; Compensation Committee, Member	Other Public Directorships: Gamida Cell, Ltd.
Kenneth I. Moch has served as a member of our Board since August 2015. Mr. Moch has more than 35 years of experience in managing and financing biomedical technologies, and has played a key role in building six life science companies. Mr. Moch currently serves as president of Euclidean Life Science Advisors, LLC, where he provides management and advisory services for early-stage biotechnology companies. From October 2016 until March 2020, Mr. Moch served as the president and chief executive officer of Cognition Therapeutics, Inc. He previously was a managing partner of The Salutramed Group, LLC, from September 2015 until October 2016, where he provided strategic and tactical counsel to the biotechnology and pharmaceutical industries. From April 2010 to April 2014, he served as president and chief executive officer, and as a director, of Chimerix, Inc., having joined the company as chief operating officer in June 2009. Previously, he was president and chief executive officer of three other life science companies — BioMedical Enterprises, Inc., Alteon, Inc., and Biocyte Corporation — and was a co-founder and vice president of The Liposome Company, Inc. He also served as managing director of Healthcare Investment Banking at ThinkEquity Partners and as a management consultant with McKinsey & Company. Mr. Moch has served as a director of Gamida Cell Ltd. (Nasdaq: GMDA), a biopharmaceutical company, since September 2016. In the public policy arena, Mr. Moch served for over 15 years as a member of the board of the Biotechnology Innovation Organization where he held numerous leadership roles in policy areas including capital formation, business development and regulatory policy, and chaired BIO’s Bioethics Committee and co-chaired the Emerging Companies Section Strategy and Policy Committee. He also previously served as chairman of BioNJ, New Jersey’s biotechnology trade organization. He is a Faculty Affiliate of the Division of Medical Ethics, Department of Population Health at the NYU School of Medicine. Mr. Moch holds an A.B. in Biochemistry from Princeton University and an M.B.A. with emphasis in Finance and Marketing from the Stanford Graduate School of Business.
Skills and Qualifications: With more than 35 years of experience in the biomedical technology and pharmaceutical industries, Mr. Moch brings valuable expertise in biomedical technology company leadership and financing matters to our Board.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
PAMELA STEPHENSON
Age: 55 Board Member Since: 2019	Committee Memberships: Nominating and Corporate Governance Committee, Chair	Other Public Directorships: None
Pamela Stephenson was appointed as a member of our Board of Directors in February 2019. Ms. Stephenson has more than 20 years of experience leading the development and implementation of pharmaceutical marketing plans. Ms. Stephenson currently serves as an independent consultant for companies in the pharmaceutical industry. From March 2019 through April 2023, Ms. Stephenson served as chief commercial officer for Albireo Pharma, Inc., a publicly traded biopharmaceutical company that was acquired by Ipsen in March 2023. Prior to that, she served as a vice president at Vertex Pharmaceuticals, Inc. (“Vertex”), a publicly traded global biotechnology company, from July 2008 to March 2019, where she was responsible for leading the global market access and pricing strategy for current and future products. Earlier in her tenure at Vertex, Ms. Stephenson led marketing and sales activities for the company’s hepatitis C and cystic fibrosis lines of business, and oversaw the U.S. launches of Incivek® (telaprevir) and Orkambi® (lumacaftor/ivacaftor). Prior to Vertex, Ms. Stephenson held roles of increasing strategic importance at Pfizer Inc., a publicly traded global pharmaceutical company, from October 1998 to June 2008. Ms. Stephenson received her B.A. from Brown University and M.P.H. from the Boston University School of Public Health.
Skills and Qualifications: With her extensive experience in the commercialization and marketing of pharmaceutical products, including for the treatment of rare and near rare diseases, Ms. Stephenson brings valuable expertise in commercial planning, market development, product launch and market access to our Board.
Director Skills and Experience
Our Board selected the directors based on their diverse skills, qualifications, backgrounds and expertise, which the Board believes will contribute to effective oversight of the Company. The chart below depicts the current skills, qualifications, and expertise represented on our Board.
Director Skills and Experience
	Anido	Butler	Cooper	Federici	Kisner	Moch	Stephenson
Pharmaceutical Industry	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Finance & Accounting	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Executive Compensation	✓	✓			✓	✓
Regulatory Risk Management	✓	✓	✓	✓	✓	✓	✓
Commercialization/Sales & Marketing	✓	✓			✓	✓	✓
Corporate Strategy & Business Development	✓	✓	✓	✓	✓	✓	✓
Partnering/Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓
Board Diversity and Composition
Board diversity and inclusion is critical to the success of the Company. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting the Company’s evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The listing requirements of Nasdaq require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or LGBTQ+. Our current Board composition is in compliance with this requirement. The matrix below summarizes the self-identified gender and demographic background statistics for our Board. Each of the categories listed in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (As of April 21, 2023)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
No Family Relationships
There are no family relationships between any of our officers and directors.
Corporate Governance Guidelines
Our Corporate Governance Guidelines are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, succession planning and the annual evaluations of our Board and its committees. Our Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our Corporate Governance Guidelines is available on our website at www.zynerba.com.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics applicable to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information, compliance with legal and regulatory requirements and commitments to environmental and social issues. The Code of Business Conduct and Ethics is available on our website at www.zynerba.com.
Our Board is responsible for overseeing the Code of Business Conduct and Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Business Conduct and Ethics for employees, executive officers or directors. Our Code of Conduct and Business Ethics is reviewed at least annually by the Audit Committee and amended by our Board when appropriate. Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
Hedging and Pledging Policies
Our Board has adopted an Insider Trading Policy that prohibits all of our officers, directors and employees from engaging in any speculative transaction designed to decrease risks associated with holding our securities, including hedging or similar transactions. Our Insider Trading Policy also prohibits any pledging of our securities as collateral for loans and holding our securities in margin accounts.
Our Board
Our Board currently consists of seven members. Pursuant to our Bylaws, the number of directors on our Board is established by our Board. There were no changes to our Board membership or number of directors during 2022.
During 2022, our Board met nine times. Each director attended at least 75% of the total Board meetings and meetings of committees on which he or she served. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we strongly encourage all directors to attend. Each director attended our 2022 Annual Meeting.
Our Board observes all applicable criteria for independence established by the Nasdaq Stock Market Rules and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that all of our directors with the exception of Mr. Anido are independent as defined under the Nasdaq Stock Market Rules. Our Board has also determined that: (i) Messrs. Federici and Moch and Dr. Cooper, who comprise our Audit Committee; (ii) Messrs. Moch and Butler and Dr. Kisner, who comprise our Compensation Committee; and (iii) Dr. Cooper, Mr. Butler and Ms. Stephenson, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market Rules.
Our Board believes its members collectively have the diversified experience, qualifications, attributes, perspectives and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.
There are no legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
Board Leadership Structure
Mr. Anido currently serves as both chief executive officer and chairman of the Board. The Board does not have a formal policy on whether the roles of chief executive officer and chairman of the Board should be separate, but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of chief executive officer and chairman of the Board fosters accountability, effective decision-making and alignment between interests of the Board and management.
Dr. Cooper serves as our Lead Independent Director and presides over regularly scheduled meetings at which only our independent directors are present, serves as liaison between the chairman of the Board and the independent directors, assists the Compensation Committee in the evaluation of the performance of the chief executive officer, coordinates the retention of consultants to the Board, approves meeting agendas and schedules for the Board and performs such additional duties as the Board may determine and delegate. Our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and are able to provide objective and thoughtful oversight of management. Our Board intends to evaluate from time to time whether our chief executive officer and chairman of the Board positions should remain combined based on what our Board determines is best for the Company and its stockholders.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
While certain members of the Board may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that was approved by our Board and is available on our website, www.zynerba.com, under the “Investor Relations” section.
Audit Committee
Our Audit Committee consists of Messrs. Federici and Moch and Dr. Cooper, and is chaired by Mr. Federici. The primary purpose of our Audit Committee is to assist the Board in the oversight of our accounting and financial reporting processes, the audit and integrity of our financial statements, and the qualifications and independence of our independent auditor, and to prepare any reports required of the Audit Committee under the rules of the SEC. The Audit Committee is responsible for, among other things:
•
hiring our independent registered public accounting firm and pre-approving the audit and permitted non-audit and tax services to be performed by our independent registered public accounting firm;

•
reviewing and approving the planned scope of the annual audit and reviewing the results of the annual audit;

•
reviewing the significant accounting and reporting principles to understand their impact on our financial statements;

•
reviewing with management, our independent registered public accounting firm and legal counsel, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing with management and our independent auditors any correspondence with legal, accounting or tax regulators or government agencies regarding any employee complaints or published reports which raise material issues regarding our financial statements;

•
reviewing our policies and procedures with respect to data privacy and security and other cybersecurity measures employed by us in the conduct of our business;

•
recommending to our Board a Code of Business Conduct and Ethics, and periodically reviewing and recommending appropriate changes thereto;

•
reviewing, approving, ratifying, prohibiting or monitoring, as applicable, related-party transactions in accordance with our related party transactions policy and in accordance with applicable law and SEC and Nasdaq rules and regulations; and

•
reviewing and evaluating, at least annually, our Audit Committee’s charter.

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Board has determined that all members of the Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq, and that each member qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In 2022, the Audit Committee met five times.
Compensation Committee
Our Compensation Committee consists of Dr. Kisner and Messrs. Butler and Moch, and is chaired by Dr. Kisner. The primary purpose of our Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
officers are compensated effectively in a manner consistent with the strategy of our Company, competitive practice, sound corporate governance guidelines and stockholder interests. In carrying out these responsibilities, this committee oversees, reviews and administers all of our executive compensation, equity and benefit plans and programs. The Compensation Committee is responsible for, among other things:
•
reviewing and approving the corporate goals and objectives relevant to executive compensation, evaluating performance in light of those goals and objectives and reviewing and recommending cash and equity compensation for our chief executive officer to our Board and setting the compensation for our other executive officers;

•
reviewing and recommending the terms of employment agreements and other employment-related arrangements with our executive officers;

•
reviewing the results of the most recent stockholder advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
reviewing and approving our compensation strategy for our management and employees;

•
reviewing and recommending to our Board the compensation of our directors;

•
administering our equity compensation plan and benefits plans and approving the grant of equity awards to our employees and directors under these plans;

•
overseeing and periodically reviewing the operation of all of our employee benefit plans;

•
when required, reviewing and discussing with management our Compensation Discussion and Analysis and recommending to the full Board its inclusion in our periodic reports and proxy statement to be filed with the SEC;

•
when required, preparing the report of the Compensation Committee to be included in our annual proxy statement;

•
engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

•
reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Pursuant to its charter, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation and it is the practice of our Compensation Committee to perform an annual competitive compensation analysis of the Company’s overall compensation practices. As a part of determining compensation for our executive officers and directors, our Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti Consulting”), an independent compensation consultant. At the request of our Compensation Committee, Arnosti Consulting provided analysis and recommendations regarding:
•
trends and emerging topics with respect to executive and director compensation;

•
peer group selection for executive and director compensation benchmarking;

•
compensation practices of our peer group;

•
compensation recommendations for our executives, directors and other employees; and

•
equity compensation metrics.

Our Compensation Committee took into account the recommendations of Arnosti Consulting and utilized information, including industry peer group data, in evaluating, recommending and determining cash compensation levels and equity compensation awards.
Arnosti Consulting provides no services to us other than its advice to our Compensation Committee on the executive and director compensation matters described above. Our Compensation Committee determined Arnosti Consulting to be independent under the Nasdaq and SEC regulations. Our Board has determined that all members of our Compensation Committee are deemed “independent” under the listing standards of Nasdaq, and they are “nonemployee directors” for purposes of Rule 16b-3 under the Exchange Act. In 2022, the Compensation Committee met four times.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Stephenson, Dr. Cooper, and Mr. Butler, and is chaired by Ms. Stephenson. The primary purpose of our Nominating and Corporate Governance Committee is to assist our Board by identifying individuals qualified to become members of our Board, recommending a slate of nominees to be proposed by our Board to stockholders for election to our Board, ensuring that the Board has the appropriate mix of skills and experience, developing and recommending corporate governance principles and guidelines of our Company and monitoring compliance therewith, and recommending directors to serve on the committees of our Board. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•
reviewing developments in corporate governance practices and recommending changes to the governance guidelines applicable to our Board;

•
reviewing independence of our Board;

•
evaluating and making recommendations as to the size and composition of the Board;

•
recommending members for each of our committees of the Board;

•
determining qualifications for service on our Board;

•
reviewing the adequacy of our certificate of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments thereto for consideration by our Board and, when applicable, by our stockholders; and

•
reviewing and evaluating, at least annually, our Nominating and Corporate Governance Committee’s charter.

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the listing standards of Nasdaq. In 2022, the Nominating and Corporate Governance Committee met three times.
Board Evaluations
Each year the members of our Board and each Board committee conduct a confidential assessment of their performance. This process is coordinated by our Nominating and Corporate Governance Committee which considers the appropriate approach and approves the form of evaluation on an annual basis. The process for director performance assessments currently includes one on one interviews between the Chair of the Nominating and Governance Committee and each director and member of senior management regarding a range of topics related to the contributions and performance of the Board and its committees. Upon completion of this process, the Chair of the Nominating and Corporate Governance Committee provides a comprehensive overview of feedback from these discussions to the full Board.
As a direct result of the Board evaluation process, the Board has implemented enhanced Company reporting to the Board with respect to strategic planning and competitive insight, improvements to Board processes and procedures and an in-depth examination of Board and committee composition in connection with succession planning and efforts to optimize the diverse backgrounds and skills of our directors.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. Our Audit Committee oversees management of enterprise risks and financial risks, cybersecurity and data protection risks, as well as potential conflicts of interests. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee is responsible for overseeing

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
management of risks associated with the independence of our Board. Pursuant to our Board’s instruction, our management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.
Executive Sessions
Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each regularly scheduled committee meeting.
Consideration of Director Nominees
General. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Nominating and Corporate Governance Committee takes into account many factors, including an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While our Board does not have a formal policy with respect to diversity of nominees, it recognizes the importance of diversity to the successful functioning of the Board. Our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity on our Board, including on the basis of life and business experience, skills, viewpoint, gender and ethnicity. Our seven-member board currently includes two members who self-identify as diverse (one female director and one director who is Hispanic). For information concerning the diversity of our Board, see “Board Diversity and Composition” above in this Proxy Statement. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee and Board regularly assess the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.
Stockholder Nominees. The Nominating and Corporate Governance Committee will review any candidates for director recommended by a stockholder of record who is entitled to vote at the Annual Meeting and who satisfies the notice, information and consent provisions set forth in the Bylaws. Our Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. For information concerning stockholder proposals, see “Stockholder Proposals or Nominations for 2023 Annual Meeting” below in this Proxy Statement.
Communications with the Board of Directors
Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE (continued)
Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.
Policies and Procedures for Related Party Transactions
Pursuant to the related party transactions policy adopted by our Board, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant stockholders and executive officers and their immediate family members will be participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors and executive officers are required to promptly notify our chief financial officer of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the Audit Committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the Audit Committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:
•
the materiality and character of the related person’s interest in the transaction;

•
the commercial reasonableness of the terms of the transaction;

•
the benefit and perceived benefit, or lack thereof, to us;

•
the opportunity costs of alternate transactions; and

•
the actual or apparent conflict of interest of the related person.

In the event that any member of the Audit Committee is not a disinterested member with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If management becomes aware of a related party transaction that has not been previously approved, it will notify the Audit Committee of such transaction. The Audit Committee will review the transaction and, based on its review, will: (i) if the transaction is ongoing, (a) ratify the transaction; (b) direct that we terminate the transaction; or (c) ratify the transaction subject to any changes or modifications that it deems appropriate (taking into consideration our contractual obligations); or (ii) if the proposed transaction has been completed, (a) ratify the transaction; (b) direct that we rescind the transaction (taking into consideration our contractual obligations); and/or (c) direct that we take any other action which it deems appropriate in the circumstances. As further discussed below under the heading “Certain Relationships and Related Party Transactions”, since January 1, 2021, there have not been, nor are there currently proposed, any related party transactions under our policy.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
Our Board has adopted a Non-Employee Director Compensation Policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during 2022.
Name of Non-Employee Director	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Total ($)
Warren D. Cooper, MB, BS, BSc, MFPM(4)	85,000	23,340	26,660	135,000
John P. Butler(4)	52,500	23,340	26,660	102,500
William J. Federici(4)	60,000	23,340	26,660	110,000
Daniel L. Kisner, M.D.(4)	55,000	23,340	26,660	105,000
Kenneth I. Moch(4)	57,500	23,340	26,660	107,500
Pamela Stephenson(4)	50,000	23,340	26,660	100,000

(1)
This amount reflects the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”).

(2)
The annual option and restricted stock awards will fully vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the day before the Company’s 2023 annual meeting of stockholders, but will vest in full earlier upon a change of control of the Company or the death or total disability of a director.

(3)
Reflects the grant date fair value determined in accordance with ASC Topic 718. The assumptions made in these valuations are included in Note 8 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)
As of December 31, 2022, (i) Mr. Butler held stock options to purchase 122,163 shares of our common stock, (ii) each of Drs. Cooper and Kisner held stock options to purchase 152,163 shares of our common stock, (iii) Mr. Federici held stock options to purchase 160,028 shares of our common stock, (iv) Mr. Moch held stock options to purchase 164,218 shares of our common stock, and (v) Ms. Stephenson held stock options to purchase 107,163 shares of our common stock. As of December 31, 2022, each of our directors held 23,109 restricted shares of our common stock, each of which vests upon the earlier of June 14, 2023 or the day before the Company’s 2023 annual meeting of stockholders.

Pursuant to our Non-Employee Director Compensation Policy, effective as of January 1, 2022, each non-employee director shall receive an annual cash retainer of $40,000, an annual grant of 7,500 stock options and an annual grant of 5,000 restricted shares. In addition, directors who are newly appointed to our Board will receive an initial grant of 35,000 stock options in addition to the foregoing compensation payments. The number of shares subject to the annual grants of options and restricted shares may be adjusted to meet a minimum threshold of $60,000 in value, with options to restricted shares awarded on a 1.5:1 basis. The number of options will be calculated using the Black-Scholes valuation and the number of restricted shares calculated using the closing sales price of our common stock on the applicable grant date. In 2022, the directors agreed that the total value of the equity grants received would be set at $50,000 and therefore each director was granted 34,663 stock options and 23,109 restricted shares.
The lead independent director will receive an additional annual retainer of $30,000. The following table depicts the additional cash retainers for our non-employee directors who served on committees of our Board during 2022:

DIRECTOR COMPENSATION (continued)
Position	Additional Cash Retainer in 2022 ($)
Audit Committee
Chair	20,000
Member	10,000
Compensation Committee
Chair	15,000
Member	7,500
Nominating and Corporate Governance Committee
Chair	10,000
Member	5,000
Under our Non-Employee Director Compensation Policy, our non-employee directors may elect to receive stock options in lieu of quarterly cash payments, which will be valued in accordance with Black-Scholes valuation method. Any option granted to our non-employee directors in lieu of cash compensation will vest in full on the date of grant. Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and committee meetings.

EXECUTIVE COMPENSATION
Our Compensation Committee is focused on designing a compensation program that attracts, retains, and incentivizes talented executives, motivates them to achieve our key financial, operational, and strategic goals, and rewards them for superior performance. It is also focused on ensuring that our compensation program aligns our executive officers’ interests with those of our stockholders by rewarding their achievement of specific corporate and individual performance goals.
As a smaller reporting company, we have elected to comply with reduced compensation disclosure requirements permitted by the SEC. As a result, we have not included a compensation discussion and analysis section discussing the compensation of our executive officers.
Our named executive officers for the fiscal year ended December 31, 2022 include Armando Anido, our Chairman of the Board and Chief Executive Officer, James E. Fickenscher, our Chief Financial Officer and Vice President, Corporate Development and Terri B. Sebree, our President.
2022 Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each named executive officer for 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Armando Anido	2022	633,000	578,400	368,467	284,331	17,204	1,881,402
Chairman of the Board and CEO	2021	603,000	772,642	446,472	379,675	10,685	2,212,474
James E. Fickenscher	2022	449,253	409,700	242,413	141,187	17,182	1,259,735
CFO and VP, Corporate Development	2021	422,230	372,320	215,145	175,127	10,663	1,195,485
Terri B. Sebree	2022	486,236	409,700	242,413	225,710	17,204	1,381,263
President	2021	464,409	537,000	303,409	288,933	10,685	1,604,436

(1)
This amount reflects the aggregate grant date fair value of restricted share awards computed in accordance with ASC Topic 718. The values of each NEO’s 2022 performance-based stock awards as of the grant date, assuming maximum achievement of the performance conditions, are: Mr. Anido: $289,200; Mr. Fickenscher: $204,850; and Ms. Sebree: $204,850. The values of each NEO’s 2021 performance-based stock awards as of the grant date, assuming maximum achievement of the performance conditions, are: Mr. Anido: $386,321; Mr. Fickenscher: $186,160; and Ms. Sebree: $268,500. The assumptions we used in valuing the restricted share awards are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year-ended December 31, 2022. These amounts do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of such restricted share, or the subsequent sale of shares of common stock received pursuant to such awards.

(2)
This amount reflects the aggregate grant date fair value of stock options computed in accordance with ASC Topic 718. The assumptions we used in valuing options are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year-ended December 31, 2022.

(3)
The 2022 amount represents performance cash bonuses earned in 2022 and paid in January and February 2023. For 2022, $56,866, $28,237 and $45,142 of the performance cash bonuses for each of Mr. Anido, Mr. Fickenscher and Ms. Sebree, respectively, was settled in fully vested shares of our common stock. The 2021 amount represents performance cash bonuses earned in 2021 and paid in February 2022.

(4)
This amount reflects, for the year ended December 31, 2022, (i) payments for life and long term disability insurance for each of Mr. Anido, Mr. Fickenscher and Ms. Sebree in the amounts of $4,943,

EXECUTIVE COMPENSATION (continued)
$4,921, and $4,943, respectively, and (ii) contributions to 401(k) plans for each of Mr. Anido, Mr. Fickenscher, and Ms. Sebree in the amount of $12,261 each.
Peer Group and the Use of Market Data
While the Compensation Committee does not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in determining appropriate levels of compensation and ensuring that our compensation practices are competitive in the marketplace. In order to evaluate the level of compensation for our named executive officers for 2022, the Compensation Committee, using information provided by Arnosti Consulting, established a peer group of publicly traded, national, and regional companies in the biopharmaceutical and biotechnology industries (the “Peer Group”) that generally:
•
are similar to the Company in terms of one or more of the following: size (i.e., employee headcount, market capitalization, etc.), stage of development for primary products and business models;

•
have named executive officer positions that are comparable to the Company’s in terms of breadth, complexity, and scope of responsibilities; and

•
compete with the Company for employee talent.

In August 2021, the Compensation Committee approved the 2021 Peer Group. The 2021 Peer Group, which the Compensation Committee used when making determinations for our 2022 base salary, consisted of the following 23 peer companies, which had market capitalization ranging from approximately $43 million to $1.56 billion and under 182 employees:
Abeona Therapeutics	Concert Pharmaceuticals, Inc.	Minerva Neurosciences, Inc.
Acelrx Pharmaceutical	Corbus Pharmaceuticals, Inc.	Ocular Therapeutics, Inc.
Ardelyx, Inc	Cymabay Therapeutics	Otonomy, Inc.
Assembly Biosciences, Inc	Geron Corp.	Ovid Therapeutics Inc.
Athersys, Inc.	Glycomimetics, Inc.	Relmada Therapeutic
Calithera Biosciences	Lipocine Inc.	Syros Pharmaceuticals, Inc.
Cara Therapeutics, Inc.	Marinus Pharmaceuticals, Inc.	Ziopharm Oncology, Inc.
Catabasis Pharmaceuticals, Inc.	Medicinova
In August 2022, the Compensation Committee approved the 2022 Peer Group to reflect changing business conditions and market capitalization of the Company and its prior peers. The 2022 Peer Group, which the Compensation Committee used when making determinations for our 2022 performance cash bonuses, long term equity incentive awards and 2023 base salary, consisted of the following 22 peer companies, which had market capitalization ranging from approximately $34.2 million to $607.0 million and under 124 employees:
Abeona Therapeutics	Concert Pharmaceuticals, Inc.	Minerva Neurosciences, Inc.
Acelrx Pharmaceutical	Corbus Pharmaceuticals, Inc.	Otonomy, Inc.
Ardelyx, Inc	Cymabay Therapeutics	Ovid Therapeutics Inc.
Assembly Biosciences, Inc	Glycomimetics, Inc.	Provention Bio, Inc.
Athersys, Inc.	Kalvista Pharmaceuticals, Inc.	Syros Pharmaceuticals, Inc.
Calithera Biosciences	Lipocine Inc.	Vistagen Therapeutics, Inc.
Capricor Therapeutics, Inc.	Marinus Pharmaceuticals, Inc.
Clene, Inc.	Medicinova

EXECUTIVE COMPENSATION (continued)
Narrative to Summary Compensation Table
Annual Base Salary
In January 2022, our Compensation Committee set the 2022 annual base salary for each of Mr. Anido, Mr. Fickenscher, and Ms. Sebree, at $633,000, $449,253, and $486,236, respectively, which represented an increase of 5%, 6.4% and 4.7%, respectively, above each named executive officer’s 2021 base salary.
Performance Cash Awards
Each named executive officer is eligible for a non-equity incentive compensation award (or performance bonus) based upon the achievement of certain corporate performance goals and objectives and individual performance, with the exception of our chief executive officer, whose performance bonus is based solely on the achievement of corporate goals and objectives.
Annual performance bonuses to executive officers are set based on a percentage of the executive officer’s base salary as of the end of the bonus year and are generally paid out in the first quarter of the following year, but in no event later than March 15 of such year. Target levels for executive performance bonuses are based on the employment agreements with those executives as discussed in “Employment Agreements” below and may be updated from time to time based on data from peer companies. At the beginning of each year, our Compensation Committee together with our Board establishes corporate goals and objectives for such year. These goals and objectives and the proportional weight given to each are determined after considering management input and our overall strategic objectives. The goals generally focus on clinical development, business development and financial and operational goals. In addition, our Compensation Committee takes into consideration the recommendations of its independent compensation consultant and the Peer Group data they provide. With respect to our chief executive officer, 100% of any annual performance bonus is based on the achievement of corporate goals and objectives. Annual performance bonuses to our other named executive officers are based 75% upon the achievement of corporate goals and objectives and 25% upon the achievement of individual goals and objectives.
In determining the amount of performance bonus awards, our Compensation Committee determines the level of achievement of the corporate goals for each year. In determining the individual component of each named executive’s bonus award, our Compensation Committee will consider a number of factors, including an assessment of each of the named executive officer’s individual goals, an analysis of the officer’s overall performance of his or her duties during the year and input and specific recommendations from our chief executive officer regarding the performance of each executive officer other than himself. These achievement levels are used to determine each named executive officer’s bonus. In January 2022, our Compensation Committee determined that the individual achievement factor relative to 2021 performance for Mr. Anido, Mr. Fickenscher and Ms. Sebree was 105%, 100% and 100%, respectively, and that the corporate achievement factor was 105%. The bonuses paid to our named executive officers in January 2022 relative to performance for 2021 are set forth in the “2022 Summary Compensation Table” above.
Equity Compensation
On January 26, 2022, our Compensation Committee awarded stock options to (i) Mr. Anido in the amount of 190,000 shares and (ii) each of Mr. Fickenscher and Ms. Sebree in the amount of 125,000 shares with an exercise price of $2.41. 25% of the total number of shares subject to such option shall vest on the first anniversary of the date of grant and the remaining 75% shall vest in equal quarterly installments over a period of twelve quarters, such that all shares shall be fully vested on the fourth anniversary of the date of grant, subject to the executive officer’s continued employment or service with us on the applicable vesting date. The stock options are also subject to accelerated vesting in certain circumstances.
In January 2022, our Compensation Committee also awarded restricted shares, subject to time-based vesting, to (i) Mr. Anido in the amount of 120,000 shares and (ii) each of Mr. Fickenscher and Ms. Sebree in the amount of 85,000 shares. The restricted shares will fully vest on January 26, 2024, subject to each individual’s continued employment or service with us through the applicable vesting date. Also in January 2022, our Compensation Committee awarded performance-based restricted stock awards to (i) Mr. Anido in the amount of 120,000 and (ii) each of Mr. Fickenscher and Ms. Sebree in the amount of

EXECUTIVE COMPENSATION (continued)
85,000 shares. The restricted stock awards are subject to the achievement of certain objective criteria related to our clinical trials and development programs.
For additional discussion, please see “Potential Payments upon Termination or Change of Control” below.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We also provide our named executive officers and other employees with term life insurance and disability insurance at our expense. Our named executive officers are also eligible to participate in our 401(k) retirement plan. In 2022, we provided matching contributions to our named executive officers of up to 6% of their respective salaries, subject to IRS limits. We do not provide our named executive officers with any other perquisites or other personal benefits.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.
Employment Agreements
We have entered into employment agreements with each of our named executive officers, as amended, that provide for a base salary, an annual performance bonus and certain separation benefits described under the heading “Potential Payments upon Termination or Change of Control.”
Each of our named executive officers is eligible for an annual performance bonus which is set as a percentage of base salary based upon the achievement of certain individual and/or corporate performance goals. The target bonus for each of Mr. Anido and Ms. Sebree is 60% of base salary, and for Mr. Fickenscher is 40% of base salary.
Our named executive officers are entitled to participate in all of our retirement and group welfare plans available to our senior level executives as a group or our employees generally, subject to the terms and conditions applicable to such plans. Further, each such person’s employment agreement contains standard confidentiality and assignment of inventions provisions, employee non-solicitation covenants and post-employment non-compete provisions for, in the case of Mr. Anido 18 months, and in the case of Mr. Fickenscher and Ms. Sebree 12 months.
Potential Payments upon Termination or Change of Control
If any of our named executive officers’ employment is terminated by us without “cause” or a named executive officer resigns for “good reason,” as such terms are defined in their respective employment agreements, then, subject to his or her execution and delivery of a general release of claims and compliance with all the terms and provisions of his or her employment agreement that survive the executive’s termination of employment, such person shall be entitled to (i) receive continuation of his or her then current base salary for a period of, in the case of Mr. Anido, 18 months, and in the case of Mr. Fickenscher and Ms. Sebree , 12 months; (ii) continued medical and dental benefits for, in the case of Mr. Anido, 18 months, and in the case of Mr. Fickenscher and Ms. Sebree, 12 months, in each case at the same premium rates charged to active employees; and (iii) vesting of all outstanding unvested stock options and other equity-based awards that would have vested had the named executive officer remained employed for 12 months following the date of termination of employment shall become fully vested and exercisable (to the extent applicable) as of the date of such termination of employment.
If any of our named executive officers’ employment is terminated by us without “cause” or a named executive officer resigns for “good reason,” as such terms are defined in their respective employment agreements, within the 90 day period preceding a “change of control,” or on or within 12 months following a “change of control,” then, subject to his or her execution and delivery of a general release of claims and compliance with all the terms and provisions of his or her employment agreement that survive the executive’s termination of employment, such person shall be entitled to: (i) receive continuation of his or her base

EXECUTIVE COMPENSATION (continued)
salary for a period of, in the case of Mr. Anido, 24 months, and in the case of Mr. Fickenscher and Ms. Sebree , 18 months; (ii) continued medical and dental benefits for, in the case of Mr. Anido, 24 months, and in the case of Mr. Fickenscher and Ms. Sebree, 18 months, in each case at the same premium rates charged to active employees; and (iii) 100% of all outstanding unvested stock options and other equity-based awards shall become fully vested and exercisable (to the extent applicable) as of the date of such termination of employment.
In addition, (i) such person’s outstanding vested stock options and other equity-based awards (after giving effect to the vesting acceleration described in the preceding clause) shall remain exercisable until the earlier of (x) three years following such termination of employment or, if earlier, (y) until the stated expiration of the stock option or other equity-based award; and (ii) (A) in the case of Mr. Anido and Ms. Sebree, if such change in control results in net proceeds per share of capital stock to investors in excess of $4.24, such person shall receive a payment equal to such person’s target annual bonus, or (B) in the case of Mr. Fickenscher, he shall receive a payment equal to his target annual bonus.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning unexercised stock options and stock awards that have not vested for each of the named executive officers as of December 31, 2022:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Armando Anido	10/2/2014	292,553	—	3.98	10/2/2024	—	—	—	—
	8/4/2015	396,678	—	14.00	8/4/2025	—	—	—	—
	1/25/2017	125,000	—	18.22	1/25/2027	—	—	—	—
	1/11/2018	81,000	—	11.71	1/11/2028	—	—	—	—
	1/24/2019	150,000	10,000	3.65	1/24/2029	—	—	—	—
	1/30/2020	111,705	50,775	5.05	1/30/2030	—	—	—	—
	1/21/2021	70,817	91,050	3.58	1/21/2031	—	—	—	—
	1/21/2021	—	—	—	—	107,911(3)	57,193	—	—
	1/21/2021	—	—	—	—	—	—	64,747(4)	34,316
	1/26/2022	—	190,000	2.41	1/26/2032	—	—	—	—
	1/26/2022	—	—	—	—	120,000(5)	63,600	—	—
	1/26/2022	—	—	—	—	—	—	120,000(4)	63,600
James E. Fickenscher	9/13/2016	150,000	—	10.23	9/13/2026	—	—	—	—
	1/25/2017	31,350	—	18.22	1/25/2027	—	—	—	—
	1/11/2018	67,500	—	11.71	1/11/2028	—	—	—	—
	1/24/2019	82,593	5,506	3.65	1/24/2029	—	—	—	—
	1/30/2020	58,438	26,562	5.05	1/30/2030	—	—	—	—
	1/21/2021	34,125	43,875	3.58	1/21/2031	—	—	—	—
	1/21/2021	—	—	—	—	52,000(3)	27,560	—	—
	1/21/2021	—	—	—	—	—	—	31,200(4)	16,536
	1/26/2022	—	125,000	2.41	1/26/2032	—	—	—	—
	1/26/2022	—	—	—	—	85,000(5)	45,050	—	—
	1/26/2022	—	—	—	—	—	—	85,000(4)	45,050

EXECUTIVE COMPENSATION (continued)
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Terri B. Sebree	10/2/2014	146,276	—	3.98	10/2/2024	—	—	—	—
	8/4/2015	201,981	—	14.00	8/4/2025	—	—	—	—
	1/25/2017	75,000	—	18.22	1/25/2027	—	—	—	—
	1/11/2018	43,920	—	11.71	1/11/2028	—	—	—	—
	1/24/2019	112,500	7,500	3.65	1/24/2029	—	—	—	—
	1/30/2020	82,500	37,500	5.05	1/30/2030	—	—	—	—
	1/21/2021	48,125	61,875	3.58	1/21/2031	—	—	—	—
	1/21/2021	—	—	—	—	75,000(3)	39,750	—	—
	1/21/2021	—	—	—	—	—	—	45,000(4)	23,850
	1/26/2022	—	125,000	2.41	1/26/2032	—	—	—	—
	1/26/2022	—	—	—	—	85,000(5)	45,050	—	—
	1/26/2022	—	—	—	—	—	—	85,000(4)	45,050

(1)
25% of the shares subject to the option vests upon the first anniversary of the grant date. The remainder of the shares subject to the option vests in 12 equal quarterly installments thereafter, subject to continued employment with us.

(2)
The market value of shares of restricted stock that have not vested is based on the number of unvested shares of restricted stock outstanding multiplied by $0.53, the closing price of our common stock on the Nasdaq Global Market on December 30, 2022, the last trading day of fiscal year-ended 2022.

(3)
The restricted stock awards will fully vest on January 21, 2023, subject to continued employment with us through the applicable vesting date.

(4)
The restricted stock award will fully vest subject to the achievement of certain objective performance-based criteria related to our clinical trials and development programs.

(5)
The restricted stock awards will fully vest on January 26, 2024, subject to continued employment with us through the applicable vesting date.

PAY VERSUS PERFORMANCE TABLE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our PEO and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K).
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEO	Average Compensation Actually Paid to Non-PEO NEO(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income(4)
2022	$1,881,402	$207,653	$1,320,499	$247,362	$16.06	$(35,035,806)
2021	$2,212,474	$1,864,377	$1,399,961	$1,194,456	$87.27	$(37,309,024)

(1)
The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

EXECUTIVE COMPENSATION (continued)
Year	Summary Compensation Table Total for PEO ($)	Summary Compensation Table Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	$1,881,402	$(946,867)	$(726,882)	$207,653
2021	$2,212,474	$(1,219,114)	$871,017	$1,864,377

(a)
The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year include the following: (i) the addition (or subtraction, if applicable) of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of the amount reported in the “Total” column of the Summary Compensation Table for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$136,902	$(649,107)	$0	$(214,677)	—	—	$(726,882)
2021	$908,839	$(94,651)	$0	$56,829	—	—	$871,017

(2)
The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEO as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$1,320,499	$(652,113)	$(421,024)	$247,362
2021	$1,399,961	$(713,937)	$508,432	$1,194,456

(a)
The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.

EXECUTIVE COMPENSATION (continued)
(b)
The equity award adjustments for each fiscal year include the amounts noted in footnote 1(a). The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$94,520	$(385,297)	$0	$(130,247)	—	—	$(421,024)
2021	$532,249	$(60,466)	$0	$36,649	—	—	$508,432

(3)
Total shareholder return (“TSR”) is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(5)
Non-PEO NEOs for 2022 and 2021 include James E. Fickenscher and Terri B. Sebree.

Analysis of the Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Company TSR
A significant portion of compensation awarded to the CEO and the PEOs each year is in the form of equity, either stock options or RSAs, or both. The actual value of the equity portion of each executive’s compensation is directly tied to the price of the company stock at any point in time. Therefore, there is a direct correlation between the value of the equity portion of executive compensation and Zynerba TSR

Zynerba TSR vs. Compensation Actually Paid
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Compensation Actually Paid ($M)
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
Value of $100 Investment From 12/31/2019
$100.00
$1.86
$87.27
$1.19
$0.21
$0.25
$16.06
12/31/2020
12/31/2021
12/30/2022
PEO CAP ($M)
Average NEO CAP ($M)
Zynerba Pharmaceuticals

EXECUTIVE COMPENSATION (continued)
Compensation Actually Paid and Net Income
Because we are not a commercial-stage company, we did not have any revenue during the periods presented. Consequently, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program.
Equity Compensation Plan Information
The following table provides information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our Amended and Restated 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”).
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	6,126,016	$7.45	1,442,876(1)
Equity compensation plans not approved by security holders:	150,000	10.23	—
Total	6,276,016	$7.52	1,442,876

(1)
As of December 31, 2022, there were 1,442,876 shares available for grant under the 2014 Plan. The 2014 Stock Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2016, by 5% of the outstanding number of shares of our common stock on the last trading day in the immediately preceding December or 1,500,000, whichever is less.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the “2022 Summary Compensation Table” under “Executive Compensation,” (iii) all our directors, director nominees and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of April 1, 2023 and are based on 53,502,487 shares of common stock outstanding as of April 1, 2023. Except as noted below, the address for all beneficial owners in the table below is 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Executive Officers:
Armando Anido(2)	2,572,115	4.69%
Terri B. Sebree(3)	1,564,257	2.88%
James E. Fickenscher(4)	1,046,035	1.94%
John P. Butler(5)	120,556	*
Warren D. Cooper, MB, BS, BSc, MFPM(6)	145,569	*
William J. Federici(7)	153,434	*
Daniel L. Kisner, MD(8)	145,569	*
Kenneth I. Moch(9)	157,624	*
Pamela Stephenson(10)	100,569	*
All directors, director nominees and executive officers as a group (11 persons)(11)	6,976,066	13.04%
Greater than 5% Stockholders
None.

*
Represents less than 1% of the number of shares of our common stock outstanding as of April 1, 2023.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon vesting of shares of restricted stock held by the respective person or group that will vest within 60 days of April 1, 2023 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 1, 2023.

(2)
Includes (a) 519,805 shares of common stock, (b) 1,337,671 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 231,907 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023), (c) 674,747 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023, (d) 26,595 shares of common stock held by TUA of Armando Anido and (e) 13,297 shares of common stock held by Nancy J. Anido Trust. TUA of Armando Anido and Nancy J. Anido Trust are controlled by Armando Anido, who has voting and dispositive power with respect to the shares of common stock held by the trusts.

(3)
Includes (a) 308,642 shares of common stock, (b) 785,615 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 156,562 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
April 1, 2023) and (c) 470,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.
(4)
Includes (a) 100,885 shares of common stock, (b) 488,950 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 135,999 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 456,200 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(5)
Includes (a) 9,947 shares of common stock, (b) 87,500 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 34,663 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 23,109 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(6)
Includes (a) 4,960 shares of common stock, (b) 117,500 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 34,663 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 23,109 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(7)
Includes (a) 4,960 shares of common stock, (b) 125,365 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 34,663 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 23,109 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(8)
Includes (a) 4,960 shares of common stock, (b) 117,500 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 34,663 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 23,109 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(9)
Includes (a) 4,960 shares of common stock, (b) 129,555 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 34,663 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 23,109 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(10)
Includes (a) 4,960 shares of common stock, (b) 72,500 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 34,663 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 23,109 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2023.

(11)
Includes (a) 1,091,426 shares of common stock, (b) 3,544,506 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 974,883 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2023) and (c) 2,340,134 shares of restricted stock, all of which have voting rights and will not be vested within 60 days of April 1, 2023.

Changes in Control
We are not aware of or a party to any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation” and “Director Compensation,” respectively, since January 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
INDEPENDENT AUDITORS AND RELATED FEES
Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors
Our Audit Committee is responsible for appointing, approving fees and overseeing the working of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered accounting firm for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.
Principal Accountant Fees and Services
The following table shows the aggregate fees paid or accrued by the Company to our independent auditor, KPMG LLP for the audit and other services provided in 2022 and 2021:
	2022	2021
Audit Fees	$463,500	$386,250
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	1,780	1,780
Total	$465,280	$388,030
Audit Fees.   Audit fees in 2022 and 2021 consist of $330,000 and $316,250, respectively, for fees billed for the audit of our annual financial statements and the review of the interim financial statements, as well as $133,500 and $70,000, respectively, for fees associated with registration statements, including our registration statements on Form S-8, as well as comfort letters, consents and review of documents filed with the SEC.
Audit-Related Fees.   We did not incur any audit-related fees from our independent auditors in 2022 or 2021.
Tax Fees.   We did not incur any tax fees by our independent auditor in 2022 or 2021.
All Other Fees.   Other fees in 2022 and 2021 consist of fees paid to access an online accounting research tool provided by our independent auditors.
REPORT OF THE AUDIT COMMITTEE
The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE AUDIT COMMITTEE (continued)
Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.
Review and Discussions with Management and Independent Accountants
The Audit Committee reviewed and discussed the audited financial statements with management of the Company. The Audit Committee also met with KPMG LLP to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, as amended, “Communication with Audit Committees.” In addition, the Audit Committee met with KPMG LLP, with and without management present, to discuss the overall scope of KPMG LLP’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from KPMG LLP required by Rule 3526 of the PCAOB, Communication with Audit Committee Concerning Independence, and has discussed with KPMG LLP its independence, and satisfied itself as to the independence of KPMG LLP.
Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report and filed with the SEC.
Audit Committee:
William J. Federici, Chair
Warren D. Cooper
Kenneth I. Moch

PROPOSALS TO BE VOTED ON
PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will vote on the election of seven (7) director nominees named in this Proxy Statement as directors, each to serve until our 2024 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated each of our seven (7) existing directors for election to our Board at the Annual Meeting.
All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Company may designate, unless a contrary instruction is indicated in the proxy.

ITEMS TO BE VOTED ON (continued)
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-50, AT ANY TIME PRIOR TO NOVEMBER 1, 2023, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS
We are seeking stockholder approval to grant the Board discretionary authority to amend the Charter to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023 (the “Reverse Split”).
The Reverse Split will not change the number of authorized shares of common stock or the relative voting power of such holders of our outstanding common stock. The number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The Reverse Split, if effected, would affect all of our stockholders uniformly.
The Board unanimously approved, and recommended seeking stockholder approval of the Reverse Split, on April 5, 2023. If this Reverse Split is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect the Reverse Split. The Board’s decision as to whether and when to effect the Reverse Split, if approved by the stockholders, will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.
The Reverse Split will also affect our outstanding stock options, restricted stock units and shares of common stock, including those issued under our Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the “2014 Equity Incentive Plan”), or as inducement grants under Nasdaq rules. Under these plans and securities, the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Split.
The Reverse Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to the Board or our stockholders.
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the Reverse Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). The Board believes that the benefits to the Company outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Split.
Reasons for the Reverse Stock Split
The Board believes that effecting the Reverse Split would increase the price of our common stock which would, among other things, help us to:
•
Meet certain continued listing requirements of the Nasdaq Global Market;

•
Appeal to a broader range of investors to generate greater interest in the Company; and

•
Improve perception of our common stock as an investment security.

Meet Listing Requirements — Our common stock is listed on the Nasdaq Global Market under the symbol ZYNE. On November 1, 2022, we received a deficiency letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”), notifying us that, for the last 30 consecutive business days, the closing bid price for our common stock was below the minimum $1.00 per share required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (“Rule 5450(a)(1)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until May 1, 2023, to regain compliance with Rule 5450(a)(1). If at any time before May 1, 2023, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance. If we do not

ITEMS TO BE VOTED ON (continued)
regain compliance with Rule 5450(a)(1), we may be afforded a second 180 calendar day period if we elect (and meet the listing standards) to transfer to the Nasdaq Capital Market to take advantage of the additional compliance period offered on that market. Although we believe that implementing the Reverse Split is likely to lead to compliance with Rule 5450(a)(1), there can be no assurance that the closing share price after implementation of the Reverse Split will succeed in restoring such compliance.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company — An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.
Improve the Perception of Our Common Stock as an Investment Security — The Board believes that effecting the Reverse Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.
Certain Risks Associated with the Reverse Split
The Reverse Split May Not Increase the Price of our Common Stock over the Long-Term — As noted above, the principal purpose of the Reverse Split is to increase the trading price of our common stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple of the Reverse Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.
The Reverse Split May Decrease the Liquidity of our Common Stock — The Board believes that the Reverse Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Split.
The Reverse Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell — If the Reverse Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.
Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Split may be required to pay higher transaction costs if they sell their common stock.
The Reverse Split May Lead to a Decrease in our Overall Market Capitalization — The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our

ITEMS TO BE VOTED ON (continued)
market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Split.
Determination of the Reverse Stock Split Ratio
The Board believes that stockholder approval of a range of potential Reverse Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Split would be implemented. We believe that a range of Reverse Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Split. The Reverse Split ratio to be selected by our Board will be not more than 1-for-50.
The selection of the specific Reverse Split ratio will be based on several factors, including, among other things:
•
our ability to maintain the listing of our common stock on the Nasdaq Global Market;

•
the per share price of our common stock immediately prior to the Reverse Split;

•
the expected stability of the per share price of our common stock following the Reverse Split;

•
the likelihood that the Reverse Split will result in increased marketability and liquidity of our common stock;

•
prevailing market conditions;

•
general economic conditions in our industry; and

•
our market capitalization before and after the Reverse Split.

We believe that granting our Board the authority to set the ratio for the Reverse Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Split, the Company will make a public announcement regarding the determination of the Reverse Split ratio.
Effects of the Reverse Split
If our stockholders approve the proposed Reverse Split and the Board elects to effect the Reverse Split, our issued and outstanding shares of common stock, for example, would decrease at a rate of approximately one (1) share of common stock for every twenty (20) shares of common stock currently outstanding in a one-for-twenty split. The Reverse Split would be effected simultaneously for all of our common stock, and the exchange ratio would be the same for all shares of common stock. The Reverse Split would affect all of our stockholders uniformly and would not affect any stockholders’ percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The Reverse Split would not affect the relative voting or other rights that accompany the shares of our common stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common stock issued pursuant to the Reverse Split would remain fully paid and non-assessable. The Reverse Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.
In addition to the change in the number of shares of common stock outstanding, the Reverse Split would have the following effects:
Increase the Per Share Price of our Common Stock — By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards.
Increase in the Number of Shares of Common Stock Available for Future Issuance — By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not

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have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.
The following table contains approximate information relating to our common stock, based on share information as of March 31, 2023:
	Current	After the Reverse Split if the Minimum 1:2 Ratio is Selected	After the Reverse Split if the Maximum 1:50 Ratio is Selected
Authorized common stock	200,000,000	200,000,000	200,000,000
Common stock issued and outstanding	53,502,487	26,751,243	1,070,049
Common stock issuable upon exercise of outstanding stock options	6,276,016	3,138,008	125,520
Common stock reserved for issuance for future grants under 2014 Equity Incentive Plan	615,153	307,576	12,303
Authorized Preferred Stock	10,000,000	10,000,000	10,000,000
Although the Reverse Split would not have any dilutive effect on our stockholders, the Reverse Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Split not been effected.
Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock — The Reverse Split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of our outstanding stock options and settlement of restricted stock units in proportion to the reverse stock split ratio. The exercise price of outstanding options would increase, likewise in proportion to the reverse stock split ratio.
Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Equity Incentive Plans — In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under our 2014 Equity Incentive Plan and 2023 Stock Option and Incentive Plan, if approved by our stockholders at that time, so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.
Procedure for Effecting Reverse Stock Split
If the Reverse Split is approved by our stockholders, the Board, in its sole discretion, would determine whether to implement the Reverse Split, taking into consideration the factors discussed above, and, if implemented, determine the ratio of the Reverse Split.
We would then file a Certificate of Amendment amending the Charter with the Secretary of State of the State of Delaware. The form of the Certificate of Amendment is attached to this Proxy Statement as Appendix A and is considered a part of this Proxy Statement. Upon the filing of the Certificate of Amendment, without any further action on our part or our stockholders, the issued shares of common stock held by stockholders of record as of the effective date of the Reverse Split would be converted into a lesser number of shares of common stock calculated in accordance with the Reverse Split ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023.
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
If the proposed Reverse Split is approved and effected, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders

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whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)
Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares (including fractional shares) of common stock held following the Reverse Split.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the product of: (i) the average of the closing prices of our common stock on the Nasdaq Global Market for the five consecutive trading days immediately preceding the effective date of the Reverse Split and (ii) the reverse stock split factor chosen by the Board. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
Accounting Matters
The par value of our common stock would remain unchanged at $0.001 per share, if the Reverse Split is effected.
The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.
Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Split.
Potential Anti-Takeover Effect
Even though the proposed Reverse Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of

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us with another company), the Reverse Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.
No Appraisal Rights
Our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.
Federal Income Tax Consequences of a Reverse Stock Split
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Split to the Company and to stockholders that hold shares of common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Split to vary substantially from the consequences summarized below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Split.
The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.
Tax Consequences to the Company — We believe that the Reverse Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Split. In addition, we do not expect the Reverse Split to affect our ability to utilize our net operating loss carryforwards.
Tax Consequences to Stockholders — Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split, except to the extent of any cash received in lieu of a fractional share of common stock (which fractional share will be treated as received and then exchanged for cash). Each stockholder’s aggregate tax basis in the common stock received in the Reverse Split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder’s aggregate tax basis in the common stock exchanged in the Reverse Split. In addition, each stockholder’s holding period for the common stock it receives in the Reverse Split should include the stockholder’s holding period for the common stock exchanged in the Reverse Split.

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In general, a stockholder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth herein regarding the proposed Reverse Split except to the extent of their ownership of shares of our common stock.
Reservation of Right to Abandon Reverse Stock Split
We reserve the right to abandon the Reverse Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Charter, even if the authority to effect the Reverse Split has been approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

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PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023. Although stockholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of KPMG LLP for ratification to obtain the views of stockholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain KPMG.
Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

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PROPOSAL FOUR: APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are offering our stockholders an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). The say-on-pay vote gives you as a stockholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. Our Board of Directors and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation elements and the overall program design, as it relates to our named executive officers. We will hold this vote on an annual basis.
Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement as it relates to our named executive officers.
Prior to casting your vote on this proposal, you are encouraged to read this Proxy Statement, and in particular the section entitled “Executive Compensation,” including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives and programs.

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PROPOSAL FIVE: APPROVE THE 2023 ZYNERBA PHARMACEUTICALS, INC. STOCK OPTION AND INCENTIVE PLAN
Proposal
The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
On April 5, 2023, the Board of Directors adopted, subject to stockholder approval, the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan (the “Plan”). The Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Plan is attached as Appendix B to this proxy statement and is incorporated herein by reference.
As of March 31, 2023, there were stock options to acquire 6,276,016 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $7.52 and a weighted average remaining term of 2.1 years. In addition, as of March 31, 2023, there were 2,017,318 unvested full value awards with time-based vesting and 1,463,114 unvested full value awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of March 31, 2023. As of March 31, 2023, there were 615,153 shares of common stock available for awards under our equity compensation plans.
Summary of Material Features of the Plan
The material features of the Plan are:
•
The maximum number of shares of common stock to be issued under the Plan is 6,900,000;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights and is permitted;

•
The following shares will not be added back to the Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of such award upon exercise thereof. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the Plan;

•
Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•
The value of all awards awarded under the Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,000,000 for the first year of service as a non-employee director and $800,000 for each year thereafter; provided that, cash compensation shall not exceed $200,000 in any calendar year;

•
Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

•
Any material amendment to the Plan is subject to approval by our stockholders; and

•
The term of the Plan will expire on April 4, 2033.

Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2023 and the maximum number of shares that would have been available for awards as of such date under the

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Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $2,967,000. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Plan will be added back to the shares of common stock available for issuance under the Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Plan to cover the exercise price or tax withholding and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the Plan.
Rationale for Share Increase
The Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Burn rate
The following table sets forth information regarding historical awards granted and earned for the 2020 through 2022 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:
Share Element	2022	2021	2020
Stock Options Granted	1,136,728	869,867	840,480
Full-Value Awards Granted(1)	1,398,154	1,058,822	199,000
Total Awards Granted	2,534,882	1,928,689	1,039,480
Weighted average common shares outstanding during the fiscal year	42,662,770	39,259,495	27,022,931
Annual Burn Rate	5.94%	4.91%	3.85%
Three-Year Average Burn Rate	4.90%

(1)
Full-Value Awards Granted represent the sum of Time-Based and Performance-Based Full-Value Awards Granted, assuming the maximum achievement of the performance conditions for each Performance-Based Grant.

Our Compensation Committee determined the size of reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next two to three years.
Summary of the Plan
The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix B.

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Administration.   The Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits.   All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Plan, subject to the discretion of the administrator. As of April 5, 2023, approximately 34 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes 5 executive officers, 21 employees who are not executive officers, 6 non-employee directors and 2 consultants. There are certain limits on the number of awards that may be granted under the Plan. For example, no more than 35,000,000 shares of common stock may be granted in the form of incentive stock options.
Director Compensation Limit.   The Plan provides that the value of all awards awarded under the Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000 for the first year of service as a non-employee director and $800,000 for each year thereafter; provided that, cash compensation shall not exceed $200,000 in any calendar year.
Stock Options.   The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights.   The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock

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appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock.   The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).
Restricted Stock Units.   The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.
Unrestricted Stock Awards.   The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights.   The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards.   The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions.   In the event of a “sale event,” as defined in the Plan, awards under the Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals shall become vested at target and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc.   The Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

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Tax Withholding.   Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
Amendments and Termination.   The Board of Directors may at any time amend or discontinue the Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.
Effective Date of Plan.   The Plan was approved by our Board of Directors on April 5, 2023. Awards of incentive options may be granted under the Plan until April 4, 2033. No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.
New Plan Benefits
Because the grant of awards under the Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2022: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.
	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)
Armando Anido, Chairman and Chief Executive Officer	2.41	190,000	578,400	240,000
James E. Fickenscher, Chief Financial Officer and VP Investor Relations	2.41	125,000	409,700	170,000
Terri B. Sebree, President	2.41	125,000	409,700	170,000
All current executive officers, as a group	2.41(2)	440,000	1,397,800(3)	580,000
All current directors who are not executive officers, as a group	1.01(2)	207,978	140,041(3)	138,654
All current employees and consultants who are not executive officers, as a group	2.45(2)	488,750	1,629,882(3)	679,500

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 8 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2022.

(2)
Represents the weighted-average exercise price for the group.

(3)
Represents the aggregate grant date fair value for the group, assuming the maximum achievement of the performance conditions for each Performance-Based Grant.

ITEMS TO BE VOTED ON (continued)
Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.
Incentive Options.   No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options.   No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards.   The Company generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments.   The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

ITEMS TO BE VOTED ON (continued)
PROPOSAL SIX: APPROVE, FOR PURPOSES OF COMPLYING WITH APPLICABLE NASDAQ LISTING RULES, THE POTENTIAL ISSUANCE AND SALE OF 20% OR MORE OF THE COMPANY’S COMMON STOCK IN CONNECTION WITH A PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC
As a result of our listing on The Nasdaq Global Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the Minimum Price if such issuance would represent 20% or more of our common stock or voting power of the Company outstanding before the issuance (the “Nasdaq 20% Rule”). In order to comply with the Nasdaq 20% Rule and to satisfy conditions under the Purchase Agreement (as defined below), we are seeking stockholder approval to permit issuance and sale of 20% or more of our common stock. Because the total number of shares issued by us to date in connection with the Purchase Agreement has not exceeded 19.99%, or 8,898,867 shares, we were not required to seek stockholder approval for those sales. However, future use of the Purchase Agreement may result in the issuance by us of more than 19.99% of our outstanding common stock at an average price less than Minimum Price, which requires stockholder approval under the Nasdaq 20% Rule. Accordingly, we are seeking approval from our stockholders for the potential issuance and sale of 20% or more of shares of our common stock under the Purchase Agreement.
Background
On July 21, 2022, we entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $20.0 million worth of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement which is attached hereto as Appendix C. As consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we issued 347,222 shares of Common Stock to Lincoln Park as a commitment fee (the “Commitment Shares”).
Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $20.0 million worth of shares of Common Stock. Such sales of Common Stock, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 36-month period commencing on the effective date of the registration statement for the re-sale of such shares by Lincoln Park (the “Commencement Date”), the date that the registration statement covering the resale of shares of Common Stock was declared effective by the SEC.
Thereafter, from time to time, at our sole discretion, we may direct Lincoln Park to purchase our shares of common stock in amounts up to 150,000 shares on any single business day, which amounts may be increased up to 300,000 shares, depending on the market price of our common stock at the time of sale and subject to a maximum commitment by Lincoln Park of $2,000,000 per single purchase, which we refer to as “Regular Purchases.” In addition, at our discretion, Lincoln Park has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances. We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park in Regular Purchases under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time, in our sole discretion, terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.” Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

ITEMS TO BE VOTED ON (continued)
Under applicable rules of the Nasdaq Stock Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of our shares of common stock outstanding immediately prior to the execution of the Purchase Agreement (which is 8,898,867 shares of common stock, including the Commitment Shares, based on 44,516,592 shares outstanding immediately prior to the execution of the Purchase Agreement and prior to the issuance of the Commitment Shares), which limitation we refer to as the “Exchange Cap,” unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our shares of common stock to Lincoln Park under the Purchase Agreement equals or exceeds $1.13 per share (which represents the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement (the “Minimum Price”)), such that issuances and sales of our shares of common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq Stock Market rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any of our shares of common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq Stock Market rules.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then issued and outstanding shares of common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.
The net proceeds under the Purchase Agreement will depend on the frequency and prices at which we sell shares of Common Stock to Lincoln Park. We expect that any proceeds received from such sales to Lincoln Park will be used for working capital and general corporate purposes.

ITEMS TO BE VOTED ON (continued)
PROPOSAL SEVEN: APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO APPROVE PROPOSAL 2
In the event that the number of shares of common stock present virtually or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 2 in this Proxy Statement is insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposal. If our stockholders approve this proposal, we could adjourn the Annual Meeting without a vote on Proposal 2 to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposal. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Annual Meeting.
For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of such proposal.

OTHER MATTERS
The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.
PROXY SOLICITATION
The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies on behalf of the Board for a fee of $15,000, plus reimbursement of reasonable expenses. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of common stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.
STOCKHOLDER PROPOSALS AND NOMINEES FOR 2024 ANNUAL MEETING
Stockholders interested in submitting a proposal for consideration at our 2024 Annual Meeting must do so by sending the proposal to our Corporate Secretary at Zynerba Pharmaceuticals, Inc., 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2024 Annual Meeting is December 23, 2023. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2024 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 23, 2023, and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 23, 2023, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.
Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, a nomination for director nominee(s) and/or notice of an item of business to be introduced at a stockholders’ meeting must be received by our Corporate Secretary at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date of the 2023 Annual Meeting (i.e., June 13, 2023) and must contain specified information concerning the director nominee(s) and/or the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received by the Company on or after February 14, 2024 but no later than March 15, 2024. If the date of the 2024 Annual Meeting is advanced or delayed by more than 25 days from the anniversary date of the 2023 Annual Meeting, notice must be received no later than the close of business on the 10th day following the day on which the public announcement of the date of such annual meeting is first made.
In addition, to comply with the universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in the timeline provided under our Bylaws.
ANNUAL REPORT ON FORM 10-K
We filed an Annual Report on Form 10-K for the year ended December 31, 2022 on March 28, 2023 with the SEC. A copy of our Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Zynerba Pharmaceuticals, Inc., 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333, Attn: Corporate Secretary.

APPENDIX A
CERTIFICATE OF AMENDMENT TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
OF
ZYNERBA PHARMACEUTICALS, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Zynerba Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the “DGCL”), hereby certifies as follows:
FIRST:   A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the DGCL. The resolution setting forth the amendment is as follows:
RESOLVED:   That Article IV of the Sixth Amended and Restated Certificate of Incorporation of the Corporation be and hereby is amended to add the following paragraph as the first paragraph:
“That, effective upon the effective time of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a       -for-      reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each        share(s) of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the Nasdaq Global Market at the close of business on the date of the Effective Time.
Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.
SECOND:   This Certificate of Amendment shall become effective on       , 2023 at 12:01 a.m. Eastern Time.
THIRD:   Except as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation of the Corporation remains in full force and effect.
[Remainder of Page Intentionally Left Blank]

A-1

APPENDIX A (continued)
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc. to be duly executed on behalf of the Corporation as of this      day of      , 2023.
ZYNERBA PHARMACEUTICALS, INC.
By:

Name: Armando Anido
Title:  Chairman and Chief Executive Officer

A-2

APPENDIX B
ZYNERBA PHARMACEUTICALS, INC.
2023 STOCK OPTION AND INCENTIVE PLAN
SECTION 1.   GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Zynerba Pharmaceuticals, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company or one of its Affiliates.
The following terms shall be defined as set forth below:
“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New

APPENDIX B (continued)
York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were members of the Board on the Effective Date or whose appointment, election or nomination for election was previously so approved (the “Incumbent Directors”); (ii) a merger, reorganization or consolidation with any other corporation or other entity, other than (A) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction continue to own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the resulting or successor entity (or its ultimate parent, if applicable), (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. Notwithstanding anything in the foregoing to the contrary, with respect to compensation (A) that is subject to Section 409A of the Code and (B) for which a Sale Event would accelerate the timing (but not merely the vesting) of payments thereunder, the term “Sale Event” shall mean an event that is both (I) a Sale Event (as defined above) and (II) a “change in control event” (within the meaning of Section 409A of the Code).
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of the Company or any Affiliate. Unless otherwise set forth in an applicable Award Agreement, a Service

APPENDIX B (continued)
Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.
ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)   Administration of Plan.   The Plan shall be administered by the Administrator.
(b)   Powers of Administrator.   The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)   to select the individuals to whom Awards may from time to time be granted;
(ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)   to determine the number of shares of Stock to be covered by any Award;
(iv)   to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(v)   to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)   subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)   Delegation of Authority to Grant Awards.   Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted

APPENDIX B (continued)
during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)   Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event the Service Relationship terminates.
(e)   Indemnification.   Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)   Foreign Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.   STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)   Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,900,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 35,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)   Changes in Stock.   Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to

APPENDIX B (continued)
such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)   Mergers and Other Transactions.   In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested at target and nonforfeitable in connection with a Sale Event or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(d)   Maximum Awards to Non-Employee Directors.   Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000 for the first year of service as a Non-Employee Director and $800,000 for each year thereafter for service as a Non-Employee Director; provided that, cash compensation shall not exceed $200,000 in any calendar year. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

APPENDIX B (continued)
SECTION 4.   ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5.   STOCK OPTIONS
(a)   Award of Stock Options.   The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)   Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the date of grant. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise exempt from or compliant with Section 409A.
(c)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)   Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the date of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)   Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement:
(i)
In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)   Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable

APPENDIX B (continued)
and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)   With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any taxes that the Company or an Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.   STOCK APPRECIATION RIGHTS
(a)   Award of Stock Appreciation Rights.   The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)   Exercise Price of Stock Appreciation Rights.   The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)   Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7.   RESTRICTED STOCK AWARDS
(a)   Nature of Restricted Stock Awards.   The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

APPENDIX B (continued)
(b)   Rights as a Stockholder.   Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)   Restrictions.   Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)   Vesting of Restricted Shares.   The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.   RESTRICTED STOCK UNITS
(a)   Nature of Restricted Stock Units.   The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)   Election to Receive Restricted Stock Units in Lieu of Compensation.   The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems

APPENDIX B (continued)
appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)   Rights as a Stockholder.   A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)   Termination.   Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 9.   UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock.   The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.   CASH-BASED AWARDS
Grant of Cash-Based Awards.   The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11.   DIVIDEND EQUIVALENT RIGHTS
(a)   Dividend Equivalent Rights.   The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)   Termination.   Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12.   TRANSFERABILITY OF AWARDS
(a)   Transferability.   Except as provided in Section 12(b) below or otherwise determined by the Administrator, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by

APPENDIX B (continued)
the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)   Administrator Action.   Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or Non-Employee Director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement. In no event may an Award be transferred by a grantee for value.
(c)   Family Member.   For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)   Designation of Beneficiary.   To the extent permitted by the Company and valid under applicable law, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate or legal heirs.
SECTION 13.   TAX WITHHOLDING
(a)   Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for tax purposes, pay to the Company or any applicable Affiliate, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)   Payment in Stock.   The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14.   SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and

APPENDIX B (continued)
requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15.
TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)   Termination of Service Relationship.   If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)   For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)   a transfer to the Service Relationship of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.   AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).
SECTION 17.   STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.   GENERAL PROVISIONS
(a)   No Distribution.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)   Issuance of Stock.   To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall

APPENDIX B (continued)
have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)   Stockholder Rights.   Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)   Other Compensation Arrangements; No Rights to Continued Service Relationship.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment of other Service Relationship with the Company or any Affiliate.
(e)   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)   Clawback Policy.   Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19.   EFFECTIVE DATE OF PLAN
This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20.   GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of State of Delaware, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: April 5, 2023
DATE APPROVED BY STOCKHOLDERS:

APPENDIX C
Certain portions of this document have been omitted pursuant to Item 601(a)(6) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where omissions have been made.
PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT (the “Agreement”), dated as of July 21, 2022, is made by and between ZYNERBA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).
WHEREAS:
Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Twenty Million Dollars ($20,000,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”
NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:
1.   CERTAIN DEFINITIONS.
For purposes of this Agreement, the following terms shall have the following meanings:
(a)   “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in Section 2(b) hereof.
(b)   “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, any minimum per share price threshold set forth by the Company in the applicable Accelerated Purchase Notice.
(c)   “Accelerated Purchase Notice” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date for such Accelerated Purchase in accordance with this Agreement, and specifying any Accelerated Purchase Minimum Price Threshold determined by the Company.
(d)   “Accelerated Purchase Price” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the lower of ninety-seven percent (97%) of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

APPENDIX C (continued)
(e)   “Accelerated Purchase Share Amount” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.
(f)   “Accelerated Purchase Share Percentage” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).
(g)   “Accelerated Purchase Share Volume Maximum” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the applicable Accelerated Purchase Share Amount properly directed by the Company to be purchased by the Investor in the applicable Accelerated Purchase Notice for such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).
(h)   “Additional Accelerated Purchase Date” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.
(i)   “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, any minimum per share price threshold set forth by the Company in the applicable Additional Accelerated Purchase Notice.
(j)   “Additional Accelerated Purchase Notice” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the applicable Additional Accelerated Purchase Share Amount at the Additional Accelerated Purchase Price for such Additional Accelerated Purchase in accordance with this Agreement, and specifying any Additional Accelerated Purchase Minimum Price Threshold determined by the Company.
(k)   “Additional Accelerated Purchase Price” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the lower of ninety-seven percent (97%) of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in Section 2(c) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated

APPENDIX C (continued)
Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).
(l)   “Additional Accelerated Purchase Share Amount” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.
(m)   “Additional Accelerated Purchase Share Percentage” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).
(n)   “Additional Accelerated Purchase Share Volume Maximum” means, with respect to any Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the applicable Additional Accelerated Purchase Share Amount properly directed by the Company to be purchased by the Investor in the applicable Additional Accelerated Purchase Notice for such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).
(o)   “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, One Hundred Fifty Thousand ($150,000).
(p)   “Applicable Law(s)” means, with respect to any Person, the common law and any federal, provincial, state, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees or settlement agreements (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any governmental authority, in each case whether or not having the force of law and, in each case, that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
(q)   “Available Amount” means, initially, Twenty Million Dollars ($20,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.
(r)   “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
(s)   “Base Prospectus” means the Company’s final base prospectus, dated June 10, 2022, including the documents incorporated by reference therein.
(t)   “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.
(u)   “Bylaws” means the Company’s Amended and Restated Bylaws.

APPENDIX C (continued)
(v)   “Charter” means the Company’s Sixth Amended and Restated Certificate of Incorporation.
(w)   “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.
(x)   “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated, either orally or in writing, as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records; (iv) is obtained by the receiving party from a third party and is not known by the receiving party to be a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.
(y)   “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
(z)   “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.
(aa)   “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company, once a DWAC notice is received, to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.
(bb)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(cc)   “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.
(dd)   “Initial Prospectus Supplement” means the prospectus supplement of the Company relating to the Securities, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.
(ee)   “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof that does not have a disproportionate effect on the Company and its

APPENDIX C (continued)
Subsidiaries, taken as a whole, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in Applicable Laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.
(ff)   “Maturity Date” means the first day of the month immediately following the thirty-six (36) month anniversary of the Commencement Date.
(gg)   “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the tenth (10th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).
(hh)   “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(ii)   “Principal Market” means The Nasdaq Global Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is at any time not listed on The Nasdaq Global Market (or any nationally recognized successor thereto) but is listed or traded on The Nasdaq Capital Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange which then constitutes the principal trading market for the Company’s Common Stock.
(jj)   “Prospectus” means the Base Prospectus, as supplemented from time to time by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.
(kk)   “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.
(ll)   “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase, or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.
(mm)   “Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 6:00 p.m., Eastern time, on such Business Day, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.
(nn)   “Purchase Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the lower of: (i) the lowest Sale Price on the Purchase Date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).
(oo)   “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.

APPENDIX C (continued)
(pp)   “Registration Statement” has the meaning set forth in the Registration Rights Agreement.
(qq)   “Regular Purchase Notice” means, with respect to a Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy a specified number of Purchase Shares (subject to the Purchase Share limitations contained in Section 2(a) hereof) at the applicable Purchase Price for such Regular Purchase in accordance with this Agreement.
(rr)   “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.
(ss)   “SEC” means the U.S. Securities and Exchange Commission.
(tt)   “Securities” means, collectively, the Purchase Shares and the Commitment Shares (as defined below).
(uu)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(vv)   “Shelf Registration Statement” means the Company’s existing registration statement on Form S-3 (File No. 333-264966), initially filed on May 16, 2022, and declared effective by order of the SEC on June 10, 2022.
(ww)   “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.
(xx)   “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto.
(yy)   “Transfer Agent” means American Stock Transfer & Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.
(zz)   “VWAP” means in respect of an Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market.
2.   PURCHASE OF COMMON STOCK.
Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:
(a)   Commencement of Regular Sales of Common Stock.   Beginning one (1) Business Day following the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Closing” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to One Hundred Fifty Thousand (150,000) Purchase Shares, provided that the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $0.10 and subject to adjustment as set forth below in this Section 2(a) (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase a “Regular Purchase”); provided, however, that the Regular Purchase Share Limit shall be increased to: (i) Two Hundred Thousand (200,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $1.00, (ii) Two Hundred Fifty Thousand (250,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $2.00 and (iii) Three Hundred Thousand (300,000) Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $3.00 (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); provided, however, that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular

APPENDIX C (continued)
Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount (calculated by multiplying (X) the number of Purchase Shares equal to the Fully Adjusted Regular Purchase Share Limit, by (Y) the Purchase Price per Purchase Share covered by such Regular Purchase Notice on the applicable Purchase Date therefor) equal to or greater than the Alternate Adjusted Regular Purchase Share Limit, the Regular Purchase Share Limit for such Regular Purchase Notice shall not be fully adjusted to equal the applicable Fully Adjusted Regular Purchase Share Limit, but rather the Regular Purchase Share Limit for such Regular Purchase Notice shall be adjusted to equal the applicable Alternate Adjusted Regular Purchase Share Limit as of the applicable Purchase Date for such Regular Purchase Notice; and provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed Two Million Dollars ($2,000,000) and provided, further, however, that the parties may mutually agree at any time to increase the dollar amount of any Regular Purchase on any Purchase Date to a dollar amount greater than the limit then in effect. If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio only with respect to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver a Regular Purchase Notice to the Investor on any Business Day, provided the Company has not failed to deliver Purchase Shares for the most recent prior Regular Purchase. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices during the PEA Period.
(b)   Accelerated Purchases.   Subject to the terms and conditions of this Agreement, from and after one (1) Business Day following the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”); provided, however, that the parties may mutually agree to increase the Accelerated Purchase Share Amount for any Accelerated Purchase. The Company may deliver an Accelerated Purchase Notice to the Investor only on a Purchase Date on which the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above). If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio only with respect to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice (which shall be confirmed in an Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase (each, an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices during the PEA Period.
(c)   Additional Accelerated Purchases.   Subject to the terms and conditions of this Agreement, from and after one (1) Business Day following the Commencement Date, in addition to purchases of Purchase

APPENDIX C (continued)
Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”); provided, however, that the parties may mutually agree to increase the Additional Accelerated Purchase Share Amount for any Additional Accelerated Purchase. The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, in each case have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice, such Additional Accelerated Purchase Notice shall be void ab initio only with respect to the extent of the amount by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice (which shall be confirmed in an Additional Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices during the PEA Period.
(d)   Compliance with Principal Market Rules.   Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 2(e), the Company shall not issue more than 8,898,867 shares (including the Commitment Shares) of Common Stock (the “Exchange Cap”) under this Agreement, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $1.13 (the “Minimum Price”), a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement and (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder

APPENDIX C (continued)
approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.
(e)   Payment for Purchase Shares.   For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase, as applicable, as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second (2nd) Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price or Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(e), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases. The Company shall not issue any fraction of a share of Common Stock upon any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share (with, for the avoidance of doubt, a fractional share of 0.5 or higher being rounded up to the next whole share). All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.
(f)   Beneficial Ownership Limitation.   Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor shall promptly (but no later than one (1) Business Day after obtaining such ownership) confirm to the Company when the total number of shares beneficially held by it and/or its affiliates exceeds 9.0% of the total outstanding amount of Common Stock then outstanding. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

APPENDIX C (continued)
3.   INVESTOR’S REPRESENTATIONS AND WARRANTIES.
The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:
(a)   Organization, Authority.   Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)   Investment Purpose.   The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.
(c)   Accredited Investor Status.   The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.
(d)   Information.   The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal tax or other advice from the Company or its officers, employees or representatives. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.
(e)   No Governmental Review.   The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f)   Validity; Enforcement.   This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(g)   Residency.   The Investor’s principal place of business is located in of the State of Illinois.
(h)   No Short Selling.   The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents (in their capacities as such), representatives or affiliates (in their capacities as such) engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction that establishes a net short position with respect to the Common Stock.

APPENDIX C (continued)
4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Investor that, as of the date hereof and as of the Commencement Date:
(a)   Organization and Qualification.   The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of formation or incorporation, bylaws or other organizational or charter documents, except as would not be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except where the failure to be so qualified or in good standing or such proceeding, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. The Company has no Subsidiaries except for the subsidiaries set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(b)   Authorization; Enforcement; Validity.   (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)), the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s board of directors, or a validly authorized committee thereof (collectively, the “Board of Directors”), and no further consent or authorization is required by the Company, its Board of Directors or any committee thereof, or its stockholders (save to the extent provided in this Agreement), (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form attached hereto as Exhibit A to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Board of Directors, any other authorized committee thereof, and/or stockholders is necessary under Applicable Laws and the Company’s Charter and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.
(c)   Capitalization.   As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of $0.001 par value Common Stock and 10,000,000 shares of $0.001 par value preferred stock. Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character

APPENDIX C (continued)
whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement and those registration rights for which a registration statement has been filed and is effective), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Charter and the Bylaws, each as in effect on the date hereof, and copies of any documents containing the material rights of holders of securities convertible or exercisable for Common Stock, to the extent not filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or any other Exchange Act reports.
(d)   Issuance of Securities.   Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 10,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares. 347,222 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance as Commitment Shares (as defined below in Section 5(e)) in accordance with this Agreement. Upon issuance in accordance with the terms and conditions of this Agreement, each of the Purchase Shares and the Commitment Shares shall be validly issued, fully paid and nonassessable and free from all taxes, Liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Securities are being issued pursuant to the Registration Statement. Upon receipt of the Purchase Shares and the Commitment Shares, the Investor will have good and marketable title to such Securities and such Securities will be immediately freely tradeable on the Principal Market by any holder who is not an “affiliate” of the Company under the Securities Act.
(e)   No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Charter, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Charter, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable

APPENDIX C (continued)
state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, (i) all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence on or prior to the date hereof or on or prior to the Commencement Date shall have been obtained or effected on or prior to the date hereof and on or prior to the Commencement Date, respectively, and (ii) all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence with respect to the Commencement shall be obtained or effected on or prior to the Commencement Date.
(f)   SEC Documents; Financial Statements.   The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with each Prospectus, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited financial statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, the Company has received no material notices or correspondence from the SEC for the one year preceding the date hereof other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. There are no SEC comments that have not been resolved to the satisfaction of the SEC staff. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.
(g)   Absence of Certain Changes.   Except as disclosed in the SEC Documents, since March 31, 2022, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. For the avoidance of doubt, neither a decrease in cash or cash equivalents or in the market price of the Common Stock nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered material adverse changes (it being understood and agreed that any events, changes, effects, circumstances, facts, developments or occurrences giving rise to or contributing to such decreases or loss may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse change). The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.
(h)   Absence of Litigation.   Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

APPENDIX C (continued)
(i)   Acknowledgment Regarding Investor’s Status.   The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.
(j)   No Aggregated Offering.   Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated or aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Commitment Shares hereunder does not, and subject to the terms of this Agreement, the issuance and sale of the additional Purchase Shares will not, contravene the rules and regulations of the Principal Market.
(k)   Intellectual Property Rights.   The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as such failure to own, possess or acquire such rights would not reasonably be expected, individually, or in the aggregate, to result in a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in the SEC Documents, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding that has been brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.
(l)   Environmental Laws.   The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)   Title.   Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, and Liens that would not reasonably be expected, individually or in the aggregate, to result in a Material

APPENDIX C (continued)
Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, taken as a whole, except for such interference which would not reasonably be expected to have a Material Adverse Effect.
(n)   Insurance.   The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged (including in respect of directors and officers liability insurance). Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.
(o)   Regulatory Permits.   Except as disclosed in the SEC Documents, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, or permits would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.
(p)   Compliance with Laws.   The Company is not in violation of any Applicable Law, except as would not reasonably be expected to have a Material Adverse Effect.
(q)   Tax Status.   Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries has made or filed all federal, state, local or foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and except as would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.
(r)   Transactions With Affiliates.   Except as disclosed in the SEC Documents, none of the Company’s stockholders, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
(s)   Application of Takeover Protections.   The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Charter or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.
(t)   Disclosure.   Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or any other agreements to be entered into by the Company and the Investor that, in each case, which shall be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes or might reasonably constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC

APPENDIX C (continued)
Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.
(u)   Foreign Corrupt Practices.   Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, each of its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any of the directors, officers or employees, agents, affiliates or representatives of the Company or each of its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Balkans, Belarus, Burma/Myanmar, Cote D’Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, Libya, North Korea, Russia, Sudan, Syria, Venezuela and Zimbabwe). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(v)   DTC Eligibility.   The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program. The Common Stock is

APPENDIX C (continued)
not subject to any DTC “chill,” freeze or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.
(w)   Sarbanes-Oxley.   The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.
(x)   Certain Fees.   No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.
(y)   Investment Company.   The Company is not required to be registered as, and immediately after receipt of any payment for the Purchase Shares will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(z)   Listing and Maintenance Requirements.   The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Securities have been approved for listing on the Principal Market prior to issuance. The Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Principal Market, nor has the Company received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
(aa)   Accountants.   The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.
(bb)   No Market Manipulation.   The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in connection with the transactions contemplated in this Agreement.
(cc)   Shell Company Status.   The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act and has filed with the SEC current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) at least 12 calendar months prior to the date of this Agreement reflecting its status as an entity that is not an issuer identified in Rule 144(i)(1) under the Securities Act.
(dd)   No Disqualification Events.   None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
(ee)   Registration Statement.   The Company has prepared and filed the Shelf Registration Statement with the SEC in accordance with the Securities Act. The Shelf Registration Statement was declared effective by order of the SEC on June 10, 2022. The Shelf Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder. No stop order suspending the

APPENDIX C (continued)
effectiveness of the Shelf Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the SEC. The “Plan of Distribution” section of the Prospectus permits the issuance of the Securities under the terms of this Agreement. At the time the Shelf Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Shelf Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement in reliance on General Instruction I.B.1., and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that the issuance of the Securities to the Investor in accordance with this Agreement would not result in non-compliance with the Securities Act or any of the General Instructions to Form S-3. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was, and as of the date of this Agreement the Company is, not an Ineligible Issuer (as defined in Rule 405 of the Securities Act). The Company has not distributed any offering material in connection with the offering, issuance and sale of any of the Securities, other than the Shelf Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to Applicable Law or the Transaction Documents. The Company has not made an offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.
(ff)   Absence of Schedules.   In the event that on the date hereof, or the Commencement Date, the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose.”
5.   COVENANTS.
(a)   Filing of Current Report and Initial Prospectus Supplement.   The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a Current Report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Shelf Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Shelf Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor acknowledges that it will be identified in the Initial Prospectus Supplement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Company shall permit the Investor to review and comment upon the Current Report and the Initial Prospectus Supplement at least two (2) Business Days prior to their filing with the SEC, the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to provide

APPENDIX C (continued)
any comments upon the Current Report and the Initial Prospectus Supplement within one (1) Business Day from the date the Investor receives a substantially complete draft thereof from the Company. The Investor shall furnish to the Company such information regarding itself, the Securities held by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.
(b)   Blue Sky.   The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance and the sale of the Securities to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.
(c)   Listing/DTC.   The Company shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all Purchase Shares and Commitment Shares from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the Exchange Act, or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information that the Company would not be required to contemporaneously publicly disclose in any report or statement filed with the SEC under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all commercially reasonable action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.
(d)   Prohibition of Short Sales and Hedging Transactions.   The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents (in their capacities as such), representatives (in their capacities as such) and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
(e)   Issuance of Commitment Shares.   In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue 347,222 shares of Common Stock (the “Commitment Shares”) directly to the Investor in accordance with Section 6 hereto and the Irrevocable Transfer Agent Instructions. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any termination of this Agreement.
(f)   Due Diligence; Non-Public Information.   During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide material information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such

APPENDIX C (continued)
information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the Applicable Law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this section shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, (x) the Company shall not be obligated to provide the Investor with any information that constitutes or may reasonably be considered to constitute material, non-public information pursuant to a request for information hereunder, and the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD, and (y) in the event that the Company believes that a notice or communication to the Investor or any of its affiliates, attorneys, agents or representatives pursuant to this Agreement or any other Transaction Document contains any material, nonpublic information, the Company shall so indicate to the Investor prior to delivery of such notice or communication, and such indication shall provide the Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the Investor and its affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information. In the event of any breach of the foregoing covenants by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information; and the Company shall have at least two (2) Business Days from such notice to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information, and (assuming the Investor and Investor’s counsel disagree in their reasonable good faith judgment with the Company’s determination) prior to any such disclosure by the Investor; and the Company shall have failed to publicly disclose such material, non-public information. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure in accordance with this Section 5(f). The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company. The Company hereby acknowledges and agrees that, notwithstanding the provisions of this Section 5(f), if there is a breach or violation of any representation, covenant, provision or agreement of the Company set forth in this Section 5(f) or Section 5(a) resulting in the Investor obtaining or otherwise possessing material nonpublic information, neither the Investor nor any of the Investor’s affiliates, attorneys, agents or representatives shall have any duty of trust or confidence (including any obligation under any confidentiality or non-disclosure agreement entered into by the Investor with the Company) with respect to, or obligation not to trade in any securities while aware of, such material nonpublic information.
(g)   Purchase Records.   The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.
(h)   Taxes.   The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

APPENDIX C (continued)
(i)   Use of Proceeds.   The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.
(j)   Other Transactions.   The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.
(k)   Aggregation.   From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.
(l)   Limitation on Variable Rate Transactions.   From and after the date of this Agreement until the thirty-six (36) month anniversary of the date of this Agreement (irrespective of any earlier termination of this Agreement), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock involving a Variable Rate Transaction other than with the Investor. “Variable Rate Transaction” includes, without limitation, an “equity line of credit” or any similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s Common Stock at the time of each such purchase; provided, however, that this Section 5(l) shall not be deemed to prohibit the issuance and sale of Common Stock pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as a sales agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.
6.   TRANSFER AGENT INSTRUCTIONS.
(a)   Commitment Shares.   On the date of this Agreement, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form agreed to prior to the date hereof (the “Irrevocable Transfer Agent Instructions”), to issue the Commitment Shares in accordance with the terms of this Agreement. All Commitment Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that, while the Agreement is effective, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Commitment Shares, and the Commitment Shares shall otherwise be freely transferable on the books and records of the Company.
(b)   Purchase Shares.   On the date of the Initial Prospectus Supplement, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, irrevocable instructions in the form agreed to prior to the date hereof (the “Commencement Irrevocable Transfer Agent Instructions”) to issue the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than as contemplated by the Commencement Irrevocable Transfer Agent Instructions and any Notice of Effectiveness of Registration Statement (as defined in the Registration Rights Agreement) will be given by the Company to the Transfer Agent with respect to the Purchase Shares from and after Commencement, and no instruction or other communication to the Transfer Agent with respect to the issuance of the Purchase Shares shall be made without the approval of the Investor. The Company shall provide confirmation of receipt by the Transfer Agent of all instructions pursuant to the Commencement Irrevocable Transfer Agent Instructions with respect to Purchase Shares within one Business Day of delivery of any Purchase Notice. The Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company.

APPENDIX C (continued)
7.   CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.
The right of the Company hereunder to commence sales of Purchase Shares is subject to the satisfaction, or where legally permissible, the waiver of each of the following conditions:
(a)   The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;
(b)   The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time; and
(c)   No stop order with respect to the Registration Statement shall be pending or threatened by the SEC.
8.   CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.
The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:
(a)   The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;
(b)   The Company shall have issued or caused to be issued to the Investor a number of shares of Common Stock equal to the number of Commitment Shares as DWAC Shares, in each case in accordance with Section 6;
(c)   The Common Stock shall be listed on the Principal Market, and the Company shall have filed with The Nasdaq Stock Market a Notification Form: Listing of Additional Shares for the listing of the Securities, and Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement;
(d)   The Investor shall have received the opinion and negative assurances letter of the Company’s legal counsel dated as of the Commencement Date substantially in the forms agreed prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel;
(e)   The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;
(f)   The Board of Directors of the Company shall have adopted Signing Resolutions, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;
(g)   As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, 10,000,000 shares of Common Stock;
(h)   Each of the Irrevocable Transfer Agent Instructions and the Commencement Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Transfer Agent (or any successor transfer agent);

APPENDIX C (continued)
(i)   The Company shall have delivered to the Investor a certificate of good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and a certificate or its equivalent evidencing the good standing of the Company as a foreign corporation in any other jurisdiction where the Company is duly qualified to conduct business, in each case, as of a date within ten (10) Business Days of the Commencement Date;
(j)   The Company shall have delivered to the Investor a certified copy of the Charter as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;
(k)   The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;
(l)   The Shelf Registration Statement shall continue to be effective and no stop order with respect to the Shelf Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount of Common Stock registered under the Shelf Registration Statement which is sufficient to issue to the Investor not less than (i) the full Available Amount worth of Purchase Shares plus (ii) all of the Commitment Shares. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and copies of the Prospectus shall have been delivered to the Investor in accordance with the terms of the Registration Rights Agreement. The Prospectus shall be current and available for issuances and sales of all of the Securities by the Company to the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;
(m)   No Event of Default (as defined below) shall have occurred, and no event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default shall have occurred;
(n)   The Exchange Cap shall not have been reached (to the extent the Exchange Cap is applicable pursuant to Section 2(d) hereof);
(o)   All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;
(p)   No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;
(q)   No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and

APPENDIX C (continued)
(r)   The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests in accordance with the terms of Section 5(f) hereof.
9.   INDEMNIFICATION.
In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Purchase Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, equityholders, members, managers, officers, directors and employees and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c) with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor, provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel (plus local counsel, if necessary). The Company shall not, without the consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation or which includes any admission as to fault, culpability or failure to act on the part of such Indemnitee.

APPENDIX C (continued)
10.   EVENTS OF DEFAULT.
An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:
(a)   the effectiveness of a Registration Statement registering the sale or resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for sale or resale of any or all of the Securities to be issued to the Investor under the Transaction Documents that are required to be included therein, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one Registration Statement with another Registration Statement, including (without limitation) by terminating a prior Registration Statement when it is effectively replaced with a new Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) Registration Statement that have not theretofore been resold are included in the superseding (or new) Registration Statement);
(b)   the suspension of the Common Stock from trading on the Principal Market for a period of at least one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;
(c)   the delisting of the Common Stock from The NASDAQ Global Market provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);
(d)   the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within two (2) Business Days after the applicable Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;
(e)   the Company breaches any representation, warranty, covenant or other term or condition under this Agreement, any other Transaction Document or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;
(f)   if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;
(g)   if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;
(h)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or
(i)   if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares or if the Company fails to maintain the service of its Transfer Agent (or a successor Transfer Agent) with respect to the issuance of Purchase Shares under this Agreement, including but not limited to, maintaining the effectiveness of the Commencement Irrevocable Transfer Instructions, payment of all fees owed to the Transfer Agent and satisfaction of all conditions required by the Transfer Agent to issue Purchase Shares pursuant to the Commencement Irrevocable Transfer Agent Instructions.

APPENDIX C (continued)
In addition to any other rights and remedies under Applicable Law and this Agreement, so long as (i) an Event of Default has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing or (ii) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(d) hereof), the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice.
11.   TERMINATION
This Agreement may be terminated only as follows:
(a)   If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.
(b)   At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.
(c)   This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).
(d)   If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).
Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), and 11(d), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Regular Purchases, Accelerated Purchases, or Additional Accelerated Purchases, and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.
12.   MISCELLANEOUS.
(a)   Governing Law; Jurisdiction; Jury Trial.   The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of and venue in the U.S. District

APPENDIX C (continued)
Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b)   Counterparts.   This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signatures transmitted by Adobe Sign, DocuSign, RightSignature, electronic mail, or other digital or electronic means will be treated as original signatures for all purposes hereunder, each of which shall be of the same legal effect, validity, and enforceability as a manually executed signature.
(c)   Headings.   The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d)   Severability.   If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)   Entire Agreement.   Except as to the Company’s obligation in respect of fees and expenses due and payable in connection with the negotiation and entry into the Transaction Documents, which are set forth in that certain Term Sheet, dated June 29, 2022, the Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. The Investor acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.
(f)   Notices.   Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:
If to the Company:
Zynerba Pharmaceuticals, Inc.
80 W. Lancaster Avenue, Suite 300
Devon, Pennsylvania 19333
E-mail:
parkera@zynerba.com

Attention:
Albert P. Parker, Chief Legal Officer

APPENDIX C (continued)
With a copy to (which shall not constitute notice or service of process):
Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Telephone:
(215) 981-4000

Facsimile:
(215) 981-4750

Email:
rachael.bushey@troutman.com; jennifer.porter@troutman.com

Attention:
Rachael Bushey and Jennifer Porter

If to the Investor:
Lincoln Park Capital Fund, LLC
440 North Wells St., Suite 410
Chicago, IL 60654
Telephone:
[***]

Facsimile:
[***]

E-mail:
[***]

Attention:
[***]

With a copy to (which shall not constitute notice or service of process):
Katten Muchin Rosenman LLP
525 W. Monroe St.
Chicago, IL 60661
Telephone:
(312) 902-5493

E-mail:
mark.wood@katten.com

Attention:
Mark D. Wood,Esq.

If to the Transfer Agent:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone:
(718) 921-8300

Facsimile:
(718) 765-8713

Email:
pvelez@astfinancial.com

Attention:
Philip Velez

or at such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.
(h)   No Third Party Beneficiaries.   This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(i)   Publicity.   The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall

APPENDIX C (continued)
give due consideration to all such comments from the Investor or its counsel on, the Prospectus Supplement, any press release or any Current Report on Form 8-K by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect to the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to provide the Investor any disclosures that are materially similar to those previously reviewed by the Investor.
(j)   Further Assurances.   Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)   No Financial Advisor, Placement Agent, Broker or Finder.   The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim made by a third party for any such fees or commissions.
(l)   No Strict Construction; Rule of Construction.   The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For the purposes of this Agreement, except to the extent that the context otherwise requires: (i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated; (ii) headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;; (vi) references to a Person are also to its permitted successors and assigns; and (vii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.
(m)   Remedies, Other Obligations, Breaches and Injunctive Relief.   The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such material breach may be inadequate. The Company therefore agrees that, in the event of any such material breach or threatened material breach, the Investor party shall be entitled, in addition to all other available remedies, to an injunction restraining any material breach, without the necessity of showing economic loss and without any bond or other security being required.
(n)   Amendment and Waiver; Failure or Indulgence Not Waiver.   No provision of this Agreement (i) may be amended other than by a written instrument signed by both parties hereto and (ii) may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
* * * * *

APPENDIX C (continued)
IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.
THE COMPANY:
ZYNERBA PHARMACEUTICALS, INC.
By:
/s/ Armando Anido

Name: Armando Anido
Title:   Chief Executive Officer
THE INVESTOR:
LINCOLN PARK CAPITAL FUND, LLC
BY:   LINCOLN PARK CAPITAL, LLC
BY:   ROCKLEDGE CAPITAL CORPORATION
By:
/s/ Josh Scheinfeld

Name: Josh Scheinfeld
Title:   President

APPENDIX C (continued)
EXHIBITS
Exhibit A	Signing Resolutions
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Secretary’s Certificate

APPENDIX C (continued)
EXHIBIT A
FORM OF COMPANY RESOLUTIONS
FOR SIGNING PURCHASE AGREEMENT
In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned, constituting all of the members of the Board of Directors (the “Board”) of Zynerba Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby adopt the following resolutions by unanimous written consent pursuant to Section 141(f) of the DGCL and direct that this consent be filed with the minutes of the proceedings of the Board:
Whereas, there has been presented to the Board a draft of the Purchase Agreement (the “Purchase Agreement”) by and between the Company and Lincoln Park Capital Fund, LLC (“Lincoln Park”), providing for the purchase by Lincoln Park of up to Twenty Million Dollars ($20,000,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and a draft of the Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and Lincoln Park providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement on behalf of the Company; and
Whereas, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the payment of $400,000 to Lincoln Park as a commitment fee in the form of 347,222 shares of Common Stock (the “Commitment Shares”), and the sale of shares of Common Stock to Lincoln Park up to the available amount under the Purchase Agreement (the “Purchase Shares”) and to register such shares as contemplated by the Registration Rights Agreement.
Transaction Documents
Now, Therefore, Be It Resolved, that the transactions described in the Purchase Agreement are hereby approved and each of Armando Anido, James E. Fickenscher, and Albert P. Parker (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, the Registration Rights Agreement, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and
Further Resolved, that the terms and provisions of the Registration Rights Agreement by and among the Company and Lincoln Park are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and
Further Resolved, that the terms and provisions of the forms of Irrevocable Transfer Agent Instructions, Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness of Registration Statement (collectively, the “Instructions”) provided to the Board for review are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions on behalf of the Company in accordance with the Purchase Agreement, with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon.
Execution of Purchase Agreement
Further Resolved, that the Company be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of up to Twenty Million Dollars ($20,000,000) of the Company’s Common Stock; and

APPENDIX C (continued)
Issuance of Common Stock
Further Resolved, that the Company is hereby authorized to issue to Lincoln Park 347,222 shares of Common Stock as the Commitment Shares, and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement the Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and
Further Resolved, that the Company is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the Available Amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and
Further Resolved, that the Company shall initially reserve 10,000,000 shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement.
Filings with the SEC
Further Resolved, that the Company adopt one or more prospectus supplements and preliminary prospectus supplements, if applicable, in the form approved by the Authorized Officers, as a prospectus supplement and preliminary prospectus supplement to be used in connection with the Purchase Shares and Commitment Shares as a takedown off of the Company’s existing Shelf Registration Statement to register the issuance of the Purchase Shares and Commitment Shares to Lincoln Park and the resale thereof, and any prospectus supplement and preliminary prospectus supplement, in the form approved by the Authorized Officers, is hereby ratified, confirmed and approved in all respects, the filing thereof to be conclusive evidence of the due authorization and approval thereof by the Company; and that the Authorized Officers be, and each of them hereby is, instructed to file the prospectus supplements and preliminary prospectus supplements, if applicable, with the SEC under Rule 424(b) promulgated under the Securities Act of 1933, as amended; and
Further Resolved, that the Authorized Officers be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to file any notifications required to be filed by the Company with Nasdaq and the Financial Industry Regulatory Authority, Inc. as a result of the Purchase Agreement or the issuance of the Purchase Shares and Commitment Shares and to apply to list all the Offering Shares on Nasdaq; and that the Authorized Officers be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to cause the execution and delivery of any and all documents, to cause the payment of all listing and related fees and to take any and all further actions they deem necessary, appropriate or desirable to carry out the intent of the foregoing, any such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing or performing of such acts or things.
Approval of Actions
Further Resolved, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Company and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Company to consummate the agreements referred to herein and to perform its obligations under such agreements; and
Further Resolved, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.
Further Resolved, that this Action by Unanimous Written Consent shall be filed with the minutes of the proceedings of the Board. This Action may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.
[SIGNATURE PAGE FOLLOWS]

APPENDIX C (continued)
IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of the Board of Directors of Zynerba Pharmaceuticals, Inc. as of date written below.
By: Date:	By: Date:
By: Date:	By: Date:
By: Date:	By: Date:
By: Date:]

APPENDIX C (continued)
EXHIBIT B
FORM OF OFFICER’S CERTIFICATE
This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Purchase Agreement dated as of July 21, 2022, (“Purchase Agreement”), by and between ZYNERBA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.
The undersigned, Armando Anido, Chief Executive Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:
1.   I am the Chief Executive Officer of the Company;
2.   The representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date of the Purchase Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct in all material respects as of such date);
3.   The Company has performed, satisfied and complied, in all material respects, with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date, to the extent not otherwise waived.
4.   The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

APPENDIX C (continued)
IN WITNESS WHEREOF, I have hereunder signed my name on this     day of            , 2022.

Name: Armando Anido
Title:  Chief Executive Officer
The undersigned as Secretary of ZYNERBA PHARMACEUTICALS, INC., a Delaware corporation, hereby certifies that Armando Anido is the duly elected, appointed, qualified and acting Chief Executive Officer of the Company, and that the signature appearing above is his genuine signature.

Albert P. Parker, Secretary

APPENDIX C (continued)
EXHIBIT C
FORM OF SECRETARY’S CERTIFICATE
This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(k) of that certain Purchase Agreement dated as of July 21, 2022 (“Purchase Agreement”), by and between ZYNERBA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Twenty Million Dollars ($20,000,000) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.
The undersigned, Albert P. Parker, Corporate Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:
1.   I am the Corporate Secretary of the Company.
2.   Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Amended and Restated Bylaws (“Bylaws”) and Sixth Amended and Restated Certificate of Incorporation (“Charter”), and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.
3.   Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company by unanimous written consent effective as of July 19, 2022. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.
4.   As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

APPENDIX C (continued)
IN WITNESS WHEREOF, I have hereunder signed my name on this 21st day of July, 2022.

Corporate Secretary
The undersigned as Chief Executive Officer of ZYNERBA PHARMACEUTICALS, INC., a Delaware corporation, hereby certifies that Albert P. Parker is the duly elected, appointed, qualified and acting Secretary of Zynerba Pharmaceuticals, Inc., and that the signature appearing above is his genuine signature.

Armando Anido, Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OFZYNERBA PHARMACEUTICALS, INC.June 13, 2023GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/20275/Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Please detach along perforated line and mail in the envelope provided.20730300000000000000 9061422THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5, 6 AND 7.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒1. Election of Directors.FORAGAINSTABSTAIN☐FOR ALL NOMINEESNOMINEES:O Armando AnidoO John P. ButlerO Dr. Warren D. CooperO William J. FedericiO Daniel L. Kisner, M.D.O Kenneth I. MochO Pamela Stephenson2.Approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023.☐☐☐☐WITHHOLD AUTHORITY FOR ALL NOMINEESFORAGAINSTABSTAIN☐FOR ALL EXCEPT(See instructions below)3.Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm for the 2023 Fiscal Year.☐☐☐FORAGAINSTABSTAIN4. Approval, on a non-binding advisory basis, of the compensation of our named executive officers as discussed in the Company’s Proxy Statement.☐☐☐FORAGAINSTABSTAIN5. Approval of the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan.☐☐☐FORAGAINSTABSTAIN6. Approval, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance and sale of 20% or more of the Company’s common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC. ☐☐☐FORAGAINSTABSTAIN

7. Approval of the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve Proposal 2.☐☐☐This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of DirectorsINSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.☐Signature of StockholderDate:Signature of StockholderDate:Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ZYNERBA PHARMACEUTICALS, INC.Proxy for Annual Meeting of Stockholders on June 13, 2023Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints James Fickenscher and Albert P. Parker as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to repre¬sent and vote, as designated on the reverse side, all shares of common stock of Zynerba Pharmaceuticals, Inc., held of record by the undersigned on April 17, 2023, at the Annual Meeting of Stockholders to be held virtually at https://web.lumiagm.com/236626312 (password: zyne2023) on June 13, 2023 or any postponement or adjournment thereof.(Continued and to be signed on the reverse side.)1.114475